 As filed with the Securities and Exchange Commission on October 16, 2000

                                                Registration No. 333-47412
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                                  MGM MIRAGE
            (Exact name of registrant as specified in its charter)

                               ----------------

                     Delaware                                          88-0215232
           (State or other jurisdiction                             (I.R.S. Employer
        of incorporation or organization)                          Identification No.)

     ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS LISTED ON FOLLOWING PAGE

                        3600 Las Vegas Boulevard South
                            Las Vegas, Nevada 89109
                                (702) 693-7120
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               ----------------

                                Scott Langsner
                        3600 Las Vegas Boulevard South
                            Las Vegas, Nevada 89109
                                (702) 693-7120
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                            Janet S. McCloud, Esq.
        Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP
                     2121 Avenue of the Stars, 18th Floor
                         Los Angeles, California 90067
                                (310) 553-3000

                               ----------------

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

                               ----------------

   If the only securities being registered on this form are being offered pursuant to dividend or interest investment plans, please check the following box. [_]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]













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

                             ADDITIONAL REGISTRANTS

ENTITY                                       JURISDICTION OF INCORP.  TAX I.D.
------                                       -----------------------  --------
MGM Grand Hotel, Inc. ......................      Nevada             88-0108587
MGM Grand Movieworld, Inc. .................      Nevada             88-0260416
Grand Laundry, Inc. ........................      Nevada             88-0298834
Destron, Inc. ..............................      Nevada             88-0234293
Destron Marketing, Inc. ....................      Nevada             88-0330790
MGM Grand Merchandising, Inc. ..............      Nevada             88-0339740
MGM Grand Atlantic City, Inc. ..............      New Jersey         88-0354792
MGM MIRAGE Development, Inc. ...............      Nevada             88-0368826
MGM Grand Detroit, Inc. ....................      Delaware           91-1829501
New York-New York Hotel & Casino, LLC.......      Nevada             88-0329896
Metropolitan Marketing, LLC.................      Nevada             22-3756320
The Primadonna Company, LLC.................      Nevada             88-0430016
PRMA, LLC...................................      Nevada             88-0430017
PRMA Land Development Company...............      Nevada             88-0325842
PRMA-MS, Inc................................      Mississippi        88-0377915
New PRMA Las Vegas, Inc. ...................      Nevada             88-0430015
Mirage Resorts, Incorporated................      Nevada             88-0058016
AC Holding Corp. ...........................      Nevada             88-0220212
AC Holding Corp. II.........................      Nevada             88-0220229
The April Cook Companies....................      Nevada             88-0401505
MGM MIRAGE Design Group.....................      Nevada             88-0406202
Beau Rivage Distribution Corp. .............      Mississippi        64-0898763
Beau Rivage Resorts, Inc. ..................      Mississippi        88-0340296
Bellagio, LLC...............................      Nevada             94-3373852
Boardwalk Casino, Inc. .....................      Nevada             88-0304201
GNL, Corp. .................................      Nevada             88-0237066
GNLV, Corp. ................................      Nevada             88-0135579
Golden Nugget Aviation Corp. ...............      Nevada             88-0173596
Golden Nugget Manufacturing Corp. ..........      Nevada             88-0195439
LV Concrete Corp. ..........................      Nevada             88-0337406
MAC, Corp. .................................      New Jersey         22-3424950
MH, Inc. ...................................      Nevada             88-0245162
The Mirage Casino-Hotel.....................      Nevada             88-0224157
Mirage Leasing Corp. .......................      Nevada             88-0424843
MRGS Corp. .................................      Nevada             88-0321295
Restaurant Ventures of Nevada, Inc. ........      Nevada             88-0376749
Treasure Island Corp. ......................      Nevada             88-0279092
Beau Rivage Marketing Corp. ................      Nevada             58-2384341
Bungalow, Inc. .............................      Mississippi        64-0410882
Country Star Las Vegas, LLC.................      Nevada             88-0352410
DAP Corporation.............................      Pennsylvania       23-2257393
EGARIM, Inc. ...............................      Alabama            88-0310857
GN Marketing Corp. .........................      New York           88-0227856
GNLV Marketing Corp.--Canada................      Nevada             88-0279815
GNS Finance Corp. ..........................      Nevada             88-0235356
Golden Nugget (ASIA) Ltd. ..................      Nevada             88-0186785
MGM Acquisition Co. #30.....................      Nevada             88-0460192
Golden Nugget Finance Corp. ................      Nevada             88-0225681
MGM Acquisition Co. #32.....................      Nevada             88-0460194

Golden Nugget Marketing Corp. ........................... California 94-2931670
Golden Nugget Marketing Corp. ........................... Texas      74-2289642
Golden Nugget Marketing Corp.--Illinois.................. Nevada     88-0279814
MCD Gaming Corp. ........................................ Michigan   38-3365594
M.I.R. Travel............................................ Nevada     88-0276369
MGM MIRAGE Entertainment and Sports...................... Nevada     88-0245169
The Mirage-Golden Nugget Hong Kong, Ltd.................. Nevada     88-0256446
The Mirage-Golden Nugget Taiwan, Ltd..................... Nevada     88-0271601
Mirage Hawaii Marketing Corp. ........................... Nevada     88-0277611
Mirage International..................................... Nevada     86-0868640
Mirage Laundry Services Corp. ........................... Nevada     88-0287118
Mirage Resorts of Maryland, Inc. ........................ Maryland   52-1936504
MGM MIRAGE Retail........................................ Nevada     88-0385232
Mirage Resorts Risk Management........................... Nevada     88-0220450
MGM Acquisition Co. #47.................................. Nevada     88-0460210
MGM Acquisition Co. #48.................................. Nevada     88-0460211
SHCR Corp. .............................................. Texas      76-0436501
See Saw Sign Corp. ...................................... Nevada     88-0245164
Treasure Island Productions, Inc. ....................... Nevada     88-0303757
MGM MIRAGE Advertising, Inc. ............................ Nevada     88-0162200
VidiAd................................................... Nevada     88-0428375
MGM Acquisition Co. #54.................................. Nevada     88-0460217
MGM Acquisition Co. #55.................................. Nevada     88-0460218
MGM Acquisition Co. #56.................................. Nevada     88-0460219
MGM MIRAGE Operations, Inc............................... Nevada     88-0472992
MGM MIRAGE Restaurant Development, LLC................... Nevada     Applied For

PROSPECTUS

                                  $50,000,000

                              [LOGO APPEARS HERE]

                   9 3/4% Senior Subordinated Notes due 2007

                              -------------------

   Of the $710 million of our 9 3/4% senior subordinated notes issued in May 2000 in connection with our acquisition of Mirage Resorts, Incorporated, $50 million were purchased by Kirk Kerkorian, our principal stockholder. The notes included in this prospectus are held and are being offered by Mr. Kerkorian. We will not receive any of the proceeds from the sale of the notes included in this prospectus. A summary of the terms of the notes is set forth below.

The Senior Subordinated Notes:

 . Maturity: The notes mature on June 1, 2007.

 . Interest Payments: The notes pay interest semi-annually in cash in arrears on June 1 and December 1, starting on December 1, 2000.

 . Ranking: The notes and guarantees are general unsecured senior subordinated obligations of MGM MIRAGE and each guarantor, respectively. The notes and guarantees rank junior to all existing and future senior indebtedness and will rank pari passu with or senior to all other existing or future indebtedness of MGM MIRAGE and each guarantor, respectively.

 . Guarantees: The notes are unconditionally guaranteed, jointly and severally, on a senior subordinated basis by all of our wholly owned U.S. subsidiaries except for U.S. holding companies of our foreign subsidiaries.

 . Optional Redemption: We may redeem the notes in whole, but not in part, at any time prior to their maturity at the redemption prices described more fully in this prospectus.

    This investment involves risks. See "Risk Factors" beginning on page 1.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   None of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the New Jersey Casino Control Commission, the Michigan Gaming Control Board, the Mississippi Gaming Commission nor any other gaming authority has passed upon the accuracy or adequacy of this prospectus or the investment merits of the notes offered. Any representation to the contrary is unlawful.

   The Attorney General of the State of New York has not passed upon or endorsed the merits of this offering. Any representation to the contrary is unlawful.

              The date of this prospectus is October 17, 2000.

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                               TABLE OF CONTENTS

                               ----------------


                                                                            Page
                                                                            ----
Risk Factors...............................................................   1
The Company................................................................   6
Use of Proceeds............................................................   6
Selling Security Holder....................................................   6
Ratio of Earnings to Fixed Charges.........................................   6
Capitalization.............................................................   7
Unaudited Pro Forma Financial Statements...................................   8
Notes to Unaudited Pro Forma Financial Statements..........................  10
Regulation and Licensing...................................................  12

                                                                          Page
                                                                          ----
Description of the Notes.................................................  21
Plan of Distribution.....................................................  37
Legal Matters............................................................  38
Experts..................................................................  38
Forward-Looking Statements...............................................  38
Where You Can Find More Information......................................  39
Incorporation of Certain Information by Reference........................  40
Appendix I--Description of Debt Securities from our Prospectus dated May
 5, 2000................................................................. A-1

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   You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. The selling security holder will offer the notes and seek offers to buy the notes only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of these documents regardless of the time of delivery of this prospectus or any sale of the notes.

                                 RISK FACTORS

   Before you invest in the notes, you should be aware that such investment carries various risks, including those described below. We urge you to carefully consider these risk factors, together with all of the other information included and incorporated by reference in this prospectus, before you decide to invest in the notes.

                          Risks Related to the Notes

The right to receive payments on the notes and the guarantees will be junior to most of our existing and future borrowings.

   The notes and guarantees will rank behind all existing and future senior indebtedness of MGM MIRAGE and each guarantor, respectively, including the debt incurred under our existing senior credit facilities. As of September 15, 2000, the notes and guarantees were subordinated to approximately $5.4 billion of senior indebtedness and effectively subordinated to $141.5 million of indebtedness of our subsidiaries that are not guarantors. The indenture governing the notes does not limit our ability to incur substantial additional senior indebtedness, including under the senior credit facilities or other subsidiary indebtedness. If we file for bankruptcy, liquidate or dissolve, our assets would be available to pay obligations in respect of the notes only after we pay all of our senior indebtedness. We may not have sufficient assets remaining to make any payments in respect of the notes. In addition, if we default on our senior indebtedness, we may be prohibited, under the terms of the notes and guarantees, from making any payments on the notes and guarantees. The term "senior indebtedness," as it applies to the notes and guarantees, is defined in "Description of the Notes--Certain Definitions." The indenture does not limit liens securing senior indebtedness and, in the event of certain downgradings by rating agencies, the terms of our new senior credit facilities and outstanding senior notes would require us to grant liens securing such indebtedness.

Our substantial indebtedness could adversely affect our operations and financial results and impair our ability to satisfy our obligations under the notes.

   We have approximately $6.3 billion of indebtedness. See "Capitalization."

   The notes do not restrict our ability to borrow substantial additional funds in the future that may be senior to the notes, and the notes provide holders only limited protection should we be involved in a highly leveraged transaction. If we incur additional indebtedness, it could increase the related risks that we face.

   Our indebtedness could have important consequences to you. For example, it could:

  . increase our vulnerability to general adverse economic and industry conditions;

  . require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate activities;

  . limit our flexibility in planning for, or reacting to, changes in our business and industry;

  .  limit our ability to borrow additional funds; and

  . place us at a competitive disadvantage compared to other less leveraged competitors.

Servicing our indebtedness will require a significant amount of cash and our ability to generate sufficient cash depends on many factors, some of which are beyond our control.

   Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures depends on our ability to generate cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. In addition, our ability to borrow funds under our senior credit facilities in the future will depend on our meeting the financial covenants in the agreements, including a minimum interest coverage test and a maximum leverage ratio test. We cannot assure you that our business will generate cash flow from operations or that future borrowings will be available to us under our senior credit facilities in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. As a result, we may need to refinance all or a portion of our indebtedness on or before maturity. Our $1.0 billion 364-day senior revolving credit facility (which we can extend upon receipt of approval from our bank group) and our $461 million senior term loan facility mature during the second quarter of 2001. We cannot assure you that we will be able to extend or refinance any of our indebtedness on favorable terms or at all. Our inability to generate sufficient cash flow or refinance our indebtedness on favorable terms could have a material adverse effect on our financial condition.

Fraudulent conveyance statutes allow courts, under specific circumstances, to avoid subsidiary guarantees.

   Various fraudulent conveyance and similar laws have been enacted for the protection of creditors and may be utilized by courts to avoid or limit the guarantees of the notes by our subsidiaries. The requirements for establishing a fraudulent conveyance vary depending on the law of the jurisdiction that is being applied. Generally, if in a bankruptcy, reorganization or other judicial proceeding, a court were to find that the guarantor received less than reasonably equivalent value or fair consideration for incurring indebtedness evidenced by guarantees, and either

  .  was insolvent at the time of the incurrence of such indebtedness,

  .  was rendered insolvent by reason of incurring such indebtedness,

  . was at such time engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital, or

  . intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured,

such court could, with respect to the guarantor, declare void in whole or in part the obligations of such guarantor under the guarantees. Any payment by such guarantor pursuant to its guarantee could also be required to be returned to it, or to a fund for the benefit of its creditors. Generally, an entity will be considered insolvent if the sum of its respective debts is greater than the fair saleable value of all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts, as they become absolute and mature.

   We, meaning only MGM MIRAGE, have no operations of our own and derive all of our revenue from our subsidiaries. If a guarantee of the notes by a subsidiary were avoided as a fraudulent transfer, holders of other indebtedness of, and trade creditors of, that subsidiary would generally be entitled to payment of their claims from the assets of the subsidiary before such assets could be made available for distribution to us to satisfy our own obligations. The indenture for the notes will not limit the incurrence of additional indebtedness by us and our subsidiaries or limit investments by us in our subsidiaries.

We may require you to dispose of your notes or redeem your notes if any gaming authority finds you unsuitable to hold them.

   We may require you to dispose of your notes or redeem your notes if any gaming authority finds you unsuitable to hold them or in order to otherwise comply with any gaming laws to which we or any of our subsidiaries are or may become subject, as more fully described in the sections entitled "Regulation and Licensing" and "Description of the Notes--Mandatory Disposition Pursuant to Gaming Laws."

We may be unable to raise the funds necessary to finance a change of control offer required by the indenture.

   Upon the occurrence of certain change of control events, we will be required to offer to repurchase all outstanding notes at a price equal to 101% of the principal balance of the notes, plus accrued and unpaid interest, if any. It is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of the notes. Certain of our senior indebtedness may require prepayment before funds may be used to repurchase the notes in the event of a change of control.

An active trading market may not be available for these notes.

   Although $710 million of the notes are outstanding, there has been little or no trading activity for the notes in the public market. The underwriters in the initial offering of the notes indicated that they intended to make a market in the notes. However, the underwriters are not required to engage in and may cease their market-making activities at any time. In addition, the liquidity of the trading market in these notes, and the market price quoted for these notes, may be adversely affected by changes in the overall market for these types of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will be available for these notes.

              Risks Related to MGM MIRAGE and the Gaming Industry

The gaming industry is highly competitive.

   To the extent that hotel room capacity is expanded by others in a city where our hotel/casinos are located, competition will increase. The completion of a number of room expansion projects and the opening of new hotel/casinos led to an approximate 10% increase in hotel room capacity in Las Vegas in 1999 compared to 1998, thereby increasing competition in all segments of the Las Vegas market. Three new mega-resorts opened in Las Vegas in 1999, and one opened in 2000. New additions to the Las Vegas market could adversely impact our future results. The business of our Nevada hotel/casinos might also be adversely affected if gaming operations of the type conducted in Nevada were to be permitted under the laws of other states, particularly California. Similarly, legalization of gaming operations in any jurisdiction located near Detroit, Michigan or Atlantic City, New Jersey, or the establishment of new large-scale gaming operations on nearby Native American tribal lands, could adversely affect our Detroit casino or our planned Atlantic City operations. Any expansion of gaming activities in the Gulf Coast region could also have an adverse effect on our Beau Rivage hotel/casino in Biloxi, Mississippi.

Gaming referenda have been approved or are being proposed in Mississippi and California and adoption of these referenda could have a material adverse effect on our business.

   Voters in California approved an amendment to the California constitution on March 7, 2000 that gave Native American tribes in California the right to offer a limited number of slot machines and a range of house-banked card games. A number of Native American tribes have already signed and others have begun signing gaming compacts with the State of California. If the compacts are subsequently approved by the federal government, casino-style gaming will be legal in California on those tribal lands. At this time, we cannot determine the impact this will have on our Nevada casinos.

   In Mississippi, in three separate instances, referenda were proposed which, if approved, would have amended the Mississippi constitution to ban gaming in Mississippi and would have required all currently legal gaming entities to cease operations within two years of the ban. All three of the proposed referenda have been ruled illegal by Mississippi state trial court judges. The proponents of the most recent referendum filed a notice of appeal of the trial court ruling with the Mississippi Supreme Court. The Mississippi Supreme Court affirmed the trial court ruling. Any such referendum must be approved by the Mississippi Secretary of State and signatures of approximately 98,000 registered voters must be gathered and certified in order for such a proposal to be included on a statewide ballot for consideration by the voters. The next election for which the proponents could attempt to place such a proposal on the ballot would be in November 2002. While it is too early in the process for us to make any predictions with respect to whether such a referendum will appear on a ballot or the likelihood of such a referendum being approved by the voters, if such a referendum were passed and gaming were prohibited in Mississippi, it would have a material adverse effect on our Mississippi gaming operations.

The gaming industry is highly regulated and we must adhere to various regulations, maintain our licenses and pay gaming taxes to continue our operations.

   The ownership, management and operation of gaming facilities are subject to extensive federal, state, provincial, tribal and/or local laws, regulations and ordinances, which are administered by the relevant regulatory agency or agencies in each jurisdiction. These laws, regulations and ordinances vary from jurisdiction to jurisdiction, but generally concern the responsibility, financial stability and character of the owners and managers of gaming operations as well as persons financially interested or involved in gaming operations. For a summary of gaming regulations that affect our business, see "Regulation and Licensing." The regulatory environment in any particular jurisdiction may change in the future and any such change could have a material adverse effect on our results of operations. In addition, we are subject to various gaming taxes, which are subject to possible increase at any time. A proposed initiative is currently being circulated in Nevada to obtain the required signatures to qualify it for consideration by the Nevada Legislature in its 2001 session or by Nevada voters on the ballot in November 2002. If adopted as proposed, this initiative would significantly increase taxes on our gaming revenues in Nevada.

The National Gambling Impact Study Commission's recommendations may adversely affect the gaming industry and our operations.

   A National Gambling Impact Study Commission was established by the U.S. Congress to conduct a comprehensive study of the social and economic impact of legal gaming in the U.S. On April 28, 1999, the National Commission voted to recommend that the expansion of gaming be curtailed. In June 1999, the National Commission issued a final report of its findings and conclusions, together with recommendations for legislative and administrative actions. Below are highlights of some of those recommendations:

  .  Legal gaming should be restricted to those at least 21 years of age;

  .  Betting on college and amateur sports should be banned;

  . The introduction of casino-style gaming at pari-mutuel racing facilities for the primary purpose of saving the pari-mutuel facility financially should be prohibited;

  .  Internet gaming should be banned within the U.S.;

  . The types of gaming activities allowed by Native American tribes within a given state should not be inconsistent with the gaming activities allowed to other persons in that state; and

  . State, local and tribal governments should recognize that casino gaming provides economic development, particularly for economically depressed areas. The National Commission differentiated casino gaming from stand-alone slot machines (e.g., in convenience stores), internet gaming and lotteries, which the National Commission stated do not provide the same economic benefits.

   Any additional regulation of the gaming industry which may result from the National Commission's report may have an adverse effect on the gaming industry, including us.

Tracinda Corporation owns a majority of our common stock and may influence our Board of Directors and affairs.

   Tracinda Corporation and Kirk Kerkorian, its sole stockholder, beneficially own approximately 59.8% of our outstanding common stock. Tracinda has the ability to elect our entire Board of Directors and determine the outcome of other matters submitted to our stockholders, such as the approval of significant transactions.

                  Risks Related to Our Acquisition of Mirage

We may experience difficulties integrating Mirage into our operations.

   We are proceeding with the integration of the operations of Mirage. However, we cannot assure you that we will be able to integrate these operations without encountering difficulties. These difficulties could include integrating different business strategies with respect to marketing, integrating personnel with disparate business backgrounds and corporate cultures, integrating different reservations systems and other technology and managing relationships with other business partners. We have accrued approximately $131.3 million for costs associated with the Mirage acquisition and related integration activities, of which approximately $65.8 million had been expended as of June 30, 2000. We cannot assure you that this accrual will be adequate to cover all of the costs associated with the integration of Mirage into our operations. Furthermore, the integration of operations may temporarily distract management from our day-to-day business. For these reasons, we cannot assure you that we will be able to integrate successfully the Mirage operations.

We may not achieve the expected synergies from our acquisition of Mirage.

   Our management believes that our acquisition of Mirage will allow us to achieve significant cost savings related to duplicative departments, redundant infrastructure and operating efficiencies, as well as revenue enhancement opportunities upon full integration of Mirage. The anticipated benefits are based on projections and assumptions, not actual results. As a result, we cannot assure you that we will realize the anticipated benefits. Our ability to realize these benefits could be adversely affected by difficulties in integrating Mirage, the inability to achieve certain economies of scale and other risks associated with achieving expected revenue enhancements and cost savings.

                                  THE COMPANY

   We are a leading operator of first class hotel/casino resorts with an emphasis on the total gaming and entertainment experience. On May 31, 2000, we completed our acquisition of Mirage Resorts, Incorporated under which Mirage became our wholly owned subsidiary and Mirage shareholders received $21 per share in cash. The merger had a total equity value of approximately $4.4 billion. In addition, Mirage had, prior to the merger, outstanding debt of approximately $2.0 billion. The merger is being accounted for as a purchase.

   We own and operate the MGM Grand Las Vegas, Bellagio, The Mirage, Treasure Island at The Mirage and the New York-New York Hotel and Casino, and we own a 50% interest in the joint venture that owns and operates the Monte Carlo Resort & Casino. These are six of the most prominent hotel/casino resorts on the Las Vegas Strip. We also own and operate the Golden Nugget hotel and casino in downtown Las Vegas, the Golden Nugget Laughlin, located in Laughlin, Nevada, Whiskey Pete's, Buffalo Bill's and the Primm Valley Resort, located in Primm, Nevada, the Beau Rivage, a beachfront resort located in Biloxi, Mississippi, and the Holiday Inn(R) Casino Boardwalk on the Las Vegas Strip. On July 29, 1999, we opened the MGM Grand Detroit casino in Detroit, Michigan. We also own and operate the MGM Grand Hotel and Casino in Darwin, Australia, and we manage one permanent and two temporary casinos in two provinces of South Africa.

   In September 2000, we issued $850 million of 8 1/2% senior notes due 2010. We used the net proceeds from the sale of these senior notes (approximately $839.4 million) to pay a portion of the amount outstanding under our $1.3 billion term loan. See "Capitalization."

                                USE OF PROCEEDS

   We will not receive any proceeds from the sale of notes by the selling security holder.

                            SELLING SECURITY HOLDER

   Kirk Kerkorian owns $50,000,000 of our 9 3/4% senior subordinated notes due 2007, all of which may be offered pursuant to this prospectus. After the offering, assuming all of the notes offered hereby are sold, Mr. Kerkorian will own no notes, either directly or beneficially. Mr. Kerkorian has been a director of MGM MIRAGE since 1987. Mr. Kerkorian has also been a director of Metro-Goldwyn-Mayer Inc. since 1996. Mr. Kerkorian beneficially owns 95,010,244 shares of our common stock, or approximately 59.8% of the outstanding shares. Mr. Kerkorian beneficially owns 179,276,977 shares of the common stock of Metro-Goldwyn-Mayer Inc., or approximately 86.6% of its outstanding shares.

                      RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

                                                      Six Months
                           Year Ended December 31,      Ended
                         ----------------------------  June 30,
                         1995 1996 1997  1998 1999(2)  2000(2)
                         ---- ---- ----- ---- ------- ----------
Ratio of Earnings to
 Fixed Charges(1)....... 1.65 2.78 10.11 2.94  2.73      1.30

--------
(1) For purposes of computing the foregoing ratios: (a) earnings consist of income from continuing operations before income taxes and fixed charges, adjusted to exclude capitalized interest, and (b) fixed charges consist of interest, whether expensed or capitalized, amortization of debt discount and issuance costs and our proportionate share of the interest cost of 50%-owned joint ventures.

(2) The pro forma ratio of earnings to fixed charges, after giving effect to our acquisition of Mirage, is 1.06 for the year ended December 31, 1999 and 1.05 for the six months ended June 30, 2000.

                                CAPITALIZATION

   The following table sets forth our unaudited consolidated capitalization as of June 30, 2000 on a historical basis and after giving effect to the issuance of $850 million of senior notes issued by us in September 2000 and the application of the proceeds therefrom.

                                                           June 30, 2000
                                                       ---------------------
                                                                      As
                                                         Actual    Adjusted
                                                       ---------- ----------
                                                          (in thousands)
   Cash and cash equivalents.........................  $  211,388 $  211,388
                                                       ========== ==========
   Long term debt (including current maturities):
     Senior revolving credit facilities (1)..........  $2,795,000 $2,795,000
     Senior term loan facility.......................   1,300,000    460,591(4)
     MGM Grand Detroit, LLC credit facility..........     116,000    116,000
     Australian bank facility........................      31,121     31,121
     Capitalized lease obligations...................      15,547     15,547
     Existing MGM MIRAGE notes (2):
       $300 million 6.95% senior notes due 2005, net
        of discount..................................     296,148    296,148
       $200 million 6.875% senior notes due 2008, net
        of discount..................................     197,775    197,775
       $710 million 9.75% senior subordinated notes
        due 2007, net of discount....................     701,322    701,322
     Existing Mirage notes (3):
       $200 million 6.625% notes due 2005, net of
        discount.....................................     179,603    179,603
       $250 million 7.25% notes due 2006, net of dis-
        count........................................     223,734    223,734
       $200 million 6.75% notes due 2007, net of dis-
        count........................................     171,639    171,639
       $200 million 6.75% notes due 2008, net of dis-
        count........................................     170,050    170,050
       $100 million 7.25% debentures due 2017, net of
        discount.....................................      79,201     79,201
       Other notes...................................       1,559      1,559
     Notes sold in September 2000:
       $850 million 8.50% senior notes due 2010, net
        of discount..................................         --     844,934
                                                       ---------- ----------
         Total long term debt........................   6,278,699  6,284,224
         Total stockholders' equity..................   2,254,142  2,254,142
                                                       ---------- ----------
         Total capitalization........................  $8,532,841 $8,538,366
                                                       ========== ==========

--------
(1) Includes borrowings under the five-year senior revolving credit facility and the 364-day senior revolving credit facility. Subsequent to June 30, 2000 and as of September 15, 2000, we repaid $149 million of outstanding borrowings under our senior revolving credit facilities.

(2) The existing MGM MIRAGE notes are guaranteed by all wholly owned U.S. subsidiaries of MGM MIRAGE except for U.S. holding companies of foreign subsidiaries.

(3) The existing Mirage notes are guaranteed by MGM MIRAGE and each MGM MIRAGE subsidiary which guarantees the existing MGM MIRAGE notes (other than Mirage, which remains the primary obligor under the Mirage notes).

(4) After underwriters' discounts and commissions and before deduction of expenses in connection with the sale of our 8.5% senior notes.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

                                   MGM MIRAGE
                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 2000

                          MGM MIRAGE    Mirage     Pro Forma       MGM MIRAGE
                          Historical  Historical  Adjustments      as Adjusted
                           (Note 1)    (Note 1)    (Note 2)      for Acquisition
                          ----------  ----------  -----------    ---------------
                              (in thousands, except per share amounts)
Revenues:
 Casino.................  $  683,865  $  533,002   $    --         $1,216,867
 Rooms..................     182,254     244,693        --            426,947
 Food and beverage......     140,156     216,088        --            356,244
 Entertainment, retail
  and other.............     144,717     197,170        --            341,887
 Income from
  unconsolidated
  affiliate.............       2,740      16,562        --             19,302
                          ----------  ----------   --------        ----------
                           1,153,732   1,207,515        --          2,361,247
 Less: Promotional
  allowances............     (83,689)   (118,730)       --           (202,419)
                          ----------  ----------   --------        ----------
                           1,070,043   1,088,785        --          2,158,828
                          ----------  ----------   --------        ----------
Expenses:
 Casino.................     319,923     289,116        --            609,039
 Rooms..................      52,753      63,091        --            115,844
 Food and beverage......      84,190     128,238        --            212,428
 Entertainment, retail
  and other.............      83,800     144,291        --            228,091
 Provision for doubtful
  accounts and
  discounts.............      33,862      30,217        --             64,079
 General and
  administrative........     152,031     149,883        --  (a)       301,914
 Preopening and other...       2,199       4,804        --              7,003
 Restructuring costs....      23,519         --         --             23,519
 Write-Downs and
  impairments ..........     102,225         --         --            102,225
 Depreciation and
  amortization..........      98,390      93,683     (6,177)(b)       185,896
                          ----------  ----------   --------        ----------
                             952,892     903,323     (6,177)        1,850,038
                          ----------  ----------   --------        ----------
Operating Profit Before
 Corporate Expense .....     117,151     185,462      6,177           308,790
 Corporate expense......      13,507      17,645        --  (a)        31,152
                          ----------  ----------   --------        ----------
Operating Income........     103,644     167,817      6,177           277,638
                          ----------  ----------   --------        ----------
Nonoperating Income
 (Expense):
 Interest income........       7,725       2,349        --             10,074
 Interest expense, net
  of amounts
  capitalized...........     (69,460)    (48,346)   (81,061)(c)      (198,867)
 Interest expense from
  unconsolidated
  affiliate.............        (273)     (1,356)       --             (1,629)
 Other, net.............        (512)     (1,312)       --             (1,824)
                          ----------  ----------   --------        ----------
                             (62,520)    (48,665)   (81,061)         (192,246)
                          ----------  ----------   --------        ----------
Income Before Income
 Taxes and Extraordinary
 Item ..................      41,124     119,152    (74,884)           85,392
 Provision for income
  taxes.................     (15,080)    (42,402)    24,343 (d)       (33,139)
                          ----------  ----------   --------        ----------
Income Before
 Extraordinary Item.....  $   26,044  $   76,750   $(50,541)       $   52,253
                          ==========  ==========   ========        ==========
Per Share of Common
 Stock:
 Income per basic share
  before extraordinary
  item..................  $     0.20                               $     0.33 (a)
                          ==========                               ==========
 Income per diluted
  share before
  extraordinary item....  $     0.20                               $     0.32 (a)
                          ==========                               ==========
Basic Shares
 Outstanding............     131,399                 27,489 (e)       158,888
                          ==========               ========        ==========
Diluted Shares
 Outstanding............     133,748                 27,489 (e)       161,237
                          ==========               ========        ==========

                                   MGM MIRAGE
                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1999

                          MGM MIRAGE    Mirage     Pro Forma       MGM MIRAGE
                          Historical  Historical  Adjustments      as Adjusted
                           (Note 1)    (Note 1)    (Note 2)      for Acquisition
                          ----------  ----------  -----------    ---------------
                              (in thousands, except per share amounts)
Revenues:
 Casino.................  $  873,781  $1,243,625   $     --        $2,117,406
 Rooms..................     251,207     522,566         --           773,773
 Food and beverage......     161,301     456,811         --           618,112
 Entertainment, retail
  and other.............     211,837     426,850         --           638,687
 Income from
  unconsolidated
  affiliate.............       6,084      32,109         --            38,193
                          ----------  ----------   ---------       ----------
                           1,504,210   2,681,961         --         4,186,171
 Less: Promotional
  allowances............    (112,560)   (247,179)        --          (359,739)
                          ----------  ----------   ---------       ----------
                           1,391,650   2,434,782         --         3,826,432
                          ----------  ----------   ---------       ----------
Expenses:
 Casino.................     417,491     690,179         --         1,107,670
 Rooms..................      75,064     164,610         --           239,674
 Food and beverage......     100,871     314,689         --           415,560
 Entertainment, retail
  and other.............     119,324     300,052         --           419,376
 Provision for doubtful
  accounts and
  discounts.............      47,157      31,911         --            79,068
 General and
  administrative........     209,938     328,390         --  (a)      538,328
 Preopening and other...      71,495      42,130         --           113,625
 Depreciation and
  amortization..........     125,985     205,163     (11,660)(b)      319,488
                          ----------  ----------   ---------       ----------
                           1,167,325   2,077,124     (11,660)       3,232,789
                          ----------  ----------   ---------       ----------
Operating Profit Before
 Corporate Expense......     224,325     357,658      11,660          593,643
 Corporate expense......      14,457      49,686         --  (a)       64,143
                          ----------  ----------   ---------       ----------
Operating Income........     209,868     307,972      11,660          529,500
                          ----------  ----------   ---------       ----------
Nonoperating Income
 (Expense):
 Interest income........       2,142       6,620         --             8,762
 Interest expense, net
  of amounts
  capitalized...........     (59,853)   (117,525)   (198,332)(c)     (375,710)
 Interest expense from
  unconsolidated
  affiliate.............      (1,058)     (2,945)        --            (4,003)
 Other, net.............        (946)     23,968         --            23,022
                          ----------  ----------   ---------       ----------
                             (59,715)    (89,882)   (198,332)        (347,929)
                          ----------  ----------   ---------       ----------
Income Before Income
 Taxes, Extraordinary
 Item and Cumulative
 Effect of Change in
 Accounting Principle...     150,153     218,090    (186,672)         181,571
 Provision for income
  taxes.................     (55,029)    (77,122)     61,098 (d)      (71,053)
                          ----------  ----------   ---------       ----------
Income Before
 Extraordinary Item and
 Cumulative Effect of
 Change in Accounting
 Principle..............  $   95,124  $  140,968   $(125,574)      $  110,518
                          ==========  ==========   =========       ==========
Per Share of Common
 Stock:
 Income per basic share
  before extraordinary
  item and cumulative
  effect of change in
  accounting principle..  $     0.82                               $     0.68 (a)
                          ==========                               ==========
 Income per diluted
  share before
  extrtaordinary item
  and cumulative effect
  of change in
  accounting principle..  $     0.80                               $     0.66 (a)
                          ==========                               ==========
Basic Shares
 Outstanding............     116,580                  46,500 (e)      163,080
                          ==========               =========       ==========
Diluted Shares
 Outstanding............     120,086                  46,500 (e)      166,586
                          ==========               =========       ==========

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Note 1--Historical financial information for MGM MIRAGE and Mirage for the year ended December 31, 1999 and for MGM MIRAGE for the six months ended June 30, 2000 has been derived from the MGM MIRAGE and Mirage historical financial statements. The Mirage historical information for 2000 represents the financial results for the period through May 31, 2000. Included in the historical financial information for MGM MIRAGE are the operating results of Primadonna and New York-New York since their acquisition on March 1, 1999 and the operating results of Mirage since the May 31, 2000 acquisition.

Note 2--The following table sets forth the determination and preliminary allocation of the purchase price based on the $21.00 per share paid by MGM MIRAGE to Mirage shareholders.

                                                                    Amount
                                                                --------------
                                                                (in thousands)
   Merger consideration (190.5 million shares of Mirage common
    stock plus 35.5 million Mirage stock options).............    $4,396,548
   Estimated fair value of Mirage debt assumed or repaid by
    MGM MIRAGE................................................     1,874,319
   Transaction related costs and expenses.....................       131,300
                                                                  ----------
                                                                  $6,402,167
                                                                  ==========

   The preliminary allocation of the purchase price is as
    follows:
   Land.......................................................    $4,068,525
   Buildings, furniture, fixtures and equipment...............     2,880,664
   Goodwill...................................................        28,545
   Other, net.................................................      (575,567)
                                                                  ----------
                                                                  $6,402,167
                                                                  ==========

   The final purchase price and its allocation will be based on appraisals, discounted cash flows, quoted market prices and estimates by management and is expected to be completed within one year of the closing of the Mirage acquisition.

   The following are brief descriptions of the pro forma adjustments to the statements of income to reflect MGM MIRAGE's acquisition of Mirage.

   (a) Upon full integration of the Mirage acquisition, we expect to achieve approximately $95 million (after-tax of approximately $61.8 million or $0.38 per diluted share) in cost savings related to duplicative departments and redundant infrastructure, the benefit of operational efficiencies or revenue enhancement opportunities. The estimated benefits are based on projections and assumptions, not actual experience. As a result, our ability to realize these benefits could be adversely impacted by difficulties integrating Mirage into MGM MIRAGE, the inability to achieve certain economies of scale or other risks associated with achieving these projected cost savings. We cannot assure you that these cost savings or revenue enhancements will be achieved.

   (b) Represents the reduction in depreciation expense resulting from the reduction in carrying value of certain Mirage property and equipment, offset in part by amortization of goodwill and other intangible assets to which the purchase price is allocated. The amortization of goodwill is on a straight-line basis over 40 years and the amortization of other intangibles (which include customer lists and trademarks) is on a straight-line basis over five or 40 years.

   (c) Represents the additional interest cost associated with debt totaling $3.2 billion used to fund the acquisition consideration and the amortization of approximately $127 million of Mirage debt discount, offset in part by additional capitalized interest on Mirage projects in development. Additional pro forma interest cost totals

$300.2 million for the year ended December 31, 1999 and $125.4 million for the first five months of 2000. Additional capitalized interest totals $101.9 million for the year ended December 31, 1999 and $44.4 million for the first five months of 2000.

   (d) Represents the tax effect of the pro forma adjustments.

   (e) Represents the MGM MIRAGE shares issued in the April 18, 2000 private equity placement of 46.5 million shares at $26.50 per share less, for the six months ended June 30, 2000, the number of such shares already included in the historical outstanding share amounts.

                           REGULATION AND LICENSING

Nevada Gaming Regulation

   The ownership and operation of casino gaming facilities in Nevada are subject to the Nevada Gaming Control Act and the related regulations and various local regulations. The gaming operations of MGM MIRAGE in Nevada are subject to the licensing and regulatory control of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and the City of Las Vegas.

   The laws, regulations and supervisory procedures of the Nevada gaming authorities are based upon declarations of public policy that are concerned with, among other things:

  . the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity;

  . the establishment and maintenance of responsible accounting practices and procedures;

  . the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues;

  . providing reliable record keeping and requiring the filing of periodic reports with the Nevada gaming authorities;

  .  the prevention of cheating and fraudulent practices; and

  . providing a source of state and local revenues through taxation and licensing fees.

Any change in such laws, regulations and procedures could have an adverse effect on our gaming operations.

   MGM Grand Las Vegas, New York-New York and Primm Valley Resort, Buffalo Bill's and Whiskey Pete's, (these last three properties we refer to collectively as the Primm properties), The Mirage, Bellagio, Treasure Island, the Golden Nugget, the Golden Nugget Laughlin, the Boardwalk and Monte Carlo operate casinos and are required to be licensed by the Nevada gaming authorities. The gaming licenses require the periodic payment of fees and taxes and are not transferable. MGM Grand Las Vegas is also licensed as a manufacturer and distributor of gaming devices and as the operator of a sportspool at New York-New York, and MGM MIRAGE and an indirect wholly owned subsidiary are licensed as the two managers of New York-New York.
New York-New York is in turn licensed as the sole member and manager of the Primm properties. Golden Nugget Manufacturing Corp. is also licensed as a manufacturer and distributor of gaming devices and the Boardwalk is also licensed as a distributor of gaming devices. MRGS Corp. is licensed as a 50% general partner of the joint venture with Mandalay Resort Group, which owns and operates the Monte Carlo. MGM MIRAGE and Mirage are also required to be registered by the Nevada Commission as publicly traded corporations and as such, are required periodically to submit detailed financial and operating reports to the Nevada Commission and furnish any other information that the Nevada Commission may require. No person may become a stockholder or member of, or receive any percentage of profits from, MGM Grand Las Vegas, New York-New York, the Primm properties, The Mirage, Bellagio, Treasure Island, the Golden Nugget, the Golden Nugget Laughlin, the Boardwalk, Monte Carlo, Golden Nugget Manufacturing or MRGS without first obtaining licenses and approvals from the Nevada gaming authorities. MGM MIRAGE, Mirage and the foregoing subsidiaries have obtained from the Nevada gaming authorities the various registrations, approvals, permits and licenses required in order to engage in gaming activities in Nevada.

   The Nevada Commission may, in its discretion, require the holder of any debt security of MGM MIRAGE, including the notes, to file an application and it may investigate any such holder to determine whether such holder is suitable to own such debt security. The applicant for a finding of suitability as the holder of such a debt security must pay all the costs of investigation incurred by the Nevada gaming authorities. If the Nevada Commission determines that such holder is unsuitable to own such debt security, then under the Nevada gaming laws we can be disciplined, including the loss of our approvals, if we without the prior approval of the Nevada Commission:

  .  pay that person any dividend, interest or any distribution whatsoever;

  . allow that person to exercise, directly or indirectly, any voting right conferred through such debt securities held by that person;

  .  pay remuneration in any form to that person; or

  . make any payment to such unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

   If any notes are held in trust by an agent or by a nominee, the record holder of any notes may be required to disclose the identity of the beneficial owner of any notes to the Nevada Board and the Nevada Commission. A failure to make such disclosure may be grounds for finding the record holder unsuitable. We are also required to render maximum assistance in determining the identity of the beneficial owner.

   We may not make a public offering of any securities without the prior approval of the Nevada Commission if the securities or the proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. On May 30, 2000, the Nevada Commission granted us prior approval, which was amended on September 28, 2000, to make public offerings through July 2001, subject to certain conditions. However, the shelf approval may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Chairman of the Nevada Board. The shelf approval does not constitute a finding, recommendation or approval by the Nevada Commission or the Nevada Board as to the accuracy or adequacy of the prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful.

   Such shelf approval includes prior approvals of the subsidiary guarantees made by our corporate subsidiaries which are the subsidiary guarantors under the notes. Likewise, such shelf approval includes prior approvals of restrictions on the transfer of the equity securities of our corporate subsidiaries licensed in Nevada and agreements not to encumber such equity securities, in each case in respect of the notes.

   Since we will not receive any proceeds from the sale of the notes by the selling security holder, the prior approval of the Nevada Commission of this offering is not required.

   For a more detailed description of the various Nevada gaming regulatory requirements applicable to us, see "Item 1. Business--Hotels and Gaming-- Nevada Government Regulation" in MGM MIRAGE's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and see "Item 1. Business--Regulation and Licensing--Nevada" in Mirage's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

Michigan Government Regulation and Taxation

   The Michigan Gaming Control and Revenue Act subjects the ownership and operation of casino gaming facilities to extensive state licensing and regulatory requirements. The Michigan Act also authorizes local regulation of casino gaming facilities by the City of Detroit, provided that any such local ordinances regulating casino gaming are consistent with the Michigan Act and rules promulgated to implement it.

   The Michigan Act creates the Michigan Gaming Control Board and authorizes it to grant casino licenses to not more than three applicants who have entered into development agreements with Detroit. The Michigan Board is granted extensive authority to conduct background investigations and determine the suitability of casino license applicants, affiliated companies, officers, directors, or managerial employees of applicants and affiliated companies and persons or entities holding a one percent or greater direct or indirect interest in an applicant or affiliated company. Institutional investors holding less than certain specified amounts of debt or equity securities are exempted from meeting the suitability requirements of the Michigan Act, provided such securities are issued by a publicly traded corporation, such as MGM MIRAGE, and the securities were purchased for investment purposes only and not for the purpose of influencing or affecting the affairs of the issuer.

   The Michigan Act imposes the burden of proof on the applicant for a casino license to establish its suitability to receive and hold the license. The applicant must establish its suitability as to integrity, moral character and reputation, business probity, financial ability and experience, responsibility, and other criteria deemed appropriate by the Michigan Board. A casino license is valid for a period of one year and the Michigan Board may refuse to renew it upon a determination that the licensee no longer meets the requirements for licensure.

   The Michigan Board may, among other things, revoke, suspend or restrict a casino license. Substantial fines or forfeiture of assets for violations of gaming laws or rules may also be levied against a casino licensee. In the event that a casino license is revoked or suspended for more than 120 days, the Michigan Act provides for the appointment of a conservator who, among other things, is required to sell or otherwise transfer the assets of the casino licensee or former licensee to another person or entity who meets the requirements of the Michigan Act for licensure.

   The Michigan Board has adopted administrative rules, which became effective on June 23, 1998, to implement the terms of the Michigan Act. Among other things, the rules impose more detailed substantive and procedural requirements with respect to casino licensing and operations. Included are requirements regarding such things as licensing investigations and hearings, record keeping and retention, contracting, reports to the Michigan Board, internal control and accounting procedures, security and surveillance, extensions of credit to gaming patrons, conduct of gaming, and transfers of ownership interests in licensed casinos. The rules also establish numerous Michigan Board procedures regarding licensing, disciplinary and other hearings, and similar matters. The rules have the force of law and are binding on the Michigan Board as well as on applicants for or holders of casino licenses.

   The Detroit City Council enacted an ordinance entitled "Casino Gaming Authorization and Casino Development Agreement Certification and Compliance." The ordinance authorizes casino gaming only by operators who are licensed by the Michigan Board and are parties to a development agreement which has been approved and certified by the City Council and is currently in effect or are acting on behalf of such party. The development agreement between MGM Grand Detroit, LLC, Detroit and the Economic Development Corporation of Detroit has been so approved and certified and is currently in effect. The ordinance requires each casino operator to submit to the Mayor of Detroit and to the City Council periodic reports regarding the operator's compliance with its development agreement or, in the event of non-compliance, reasons for non-compliance and an explanation of efforts to comply. The ordinance requires the Mayor of Detroit to monitor each casino operator's compliance with its development agreement, to take appropriate enforcement action in the event of default and to notify the City Council of defaults and enforcement action taken and, if a development agreement is terminated, it requires the City Council to transmit notice of such action to the Michigan Board within five business days along with Detroit's request that the Michigan Board revoke the relevant operator's certificate of suitability or casino license. If a development agreement is terminated, the Michigan Act requires the Michigan Board to revoke the relevant guarantor's casino license upon the request of Detroit.

   The Michigan Act effectively provides that each of the three casinos in Detroit shall pay a wagering tax equal to 18% of its adjusted gross receipts, to be paid 8.1% to Michigan and 9.9% to Detroit, an annual municipal services fee equal to the greater of $4 million or 1.25% of its adjusted gross receipts to be paid to Detroit to defray its cost of hosting casinos and an annual assessment, as adjusted based upon a consumer price index, in the initial amount of approximately $8.3 million to be paid by each casino to Michigan to defray its regulatory enforcement and other casino-related costs. These are in addition to the taxes, fees, and assessments customarily paid by business entities situated in Detroit.

Mississippi Government Regulation

   We conduct our Mississippi gaming operations through an indirect subsidiary, Beau Rivage Resorts, Inc., which owns and operates the Beau Rivage casino in the City of Biloxi, Mississippi. The ownership and operation of casino facilities in Mississippi are subject to extensive state and local regulation, but primarily the licensing and regulatory control of the Mississippi Gaming Commission and the Mississippi State Tax Commission.

   The Mississippi Gaming Control Act, which legalized dockside casino gaming in Mississippi, was enacted on June 29, 1990. Although not identical, the Mississippi Act is similar to the Nevada Gaming Control Act. Effective October 29, 1991, the Mississippi Gaming Commission adopted regulations in furtherance of the Mississippi Act which are also similar in many respects to the Nevada gaming regulations.

   The laws, regulations and supervisory procedures of Mississippi and the Mississippi Gaming Commission seek to:

  . prevent unsavory or unsuitable persons from having any direct or indirect involvement with gaming at any time or in any capacity;

  .  establish and maintain responsible accounting practices and procedures;

  . maintain effective control over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs and safeguarding of assets and revenues, providing reliable record keeping and making periodic reports to the Mississippi Gaming Commission;

  .  prevent cheating and fraudulent practices;

  . provide a source of state and local revenues through taxation and licensing fees; and

  . ensure that gaming licensees, to the extent practicable, employ Mississippi residents.

   The regulations are subject to amendment and interpretation by the Mississippi Gaming Commission. Changes in Mississippi law or the regulations or the Mississippi Gaming Commission's interpretations thereof may limit or otherwise materially affect the types of gaming that may be conducted, and could have a material adverse effect on us and our Mississippi gaming operations.

   The Mississippi Act provides for legalized dockside gaming at the discretion of the 14 counties that either border the Gulf Coast or the Mississippi River, but only if the voters in such counties have not voted to prohibit gaming in that county. As of September 1, 2000, dockside gaming was permissible in nine of the 14 eligible counties in the state and gaming operations had commenced in Adams, Coahoma, Hancock, Harrison, Tunica, Warren and Washington counties. Under Mississippi law, gaming vessels must be located on the Mississippi River or on navigable waters in eligible counties along the Mississippi River, or in the waters of the State of Mississippi lying south of the state in eligible counties along the Mississippi Gulf Coast. The law permits unlimited stakes gaming on permanently moored vessels on a 24-hour basis and does not restrict the percentage of space which may be utilized for gaming. There are no limitations on the number of gaming licenses which may be issued in Mississippi. The legal age for gaming in Mississippi is 21.

   Beau Rivage Resorts and Beau Rivage Distribution Corp., a subsidiary of Beau Rivage Resorts, are subject to the licensing and regulatory control of the Mississippi Gaming Commission. Beau Rivage Resorts is licensed as a Mississippi gaming operator, and BRDC is licensed as a Mississippi distributor of gaming devices. Gaming licenses require the periodic payment of fees and taxes and are not transferable. Gaming licenses are issued for a maximum term of three years and must be renewed periodically thereafter. Beau Rivage Resorts received its Mississippi gaming license on June 20, 1996 and a renewal on June 21, 1998. BRDC received its Mississippi distributor's license on August 20, 1998. On May 18, 2000, the Mississippi Gaming Commission renewed the licenses of both Beau Rivage Resorts and BRDC for terms of three years each, effective June 22, 2000.

   On May 18, 2000, the Mississippi Gaming Commission registered MGM MIRAGE under the Mississippi Act as a publicly traded holding company of Beau Rivage Resorts and BRDC. As a registered publicly traded holding company, MGM MIRAGE is subject to the licensing and regulatory control of the Mississippi Gaming Commission, and is required periodically to submit detailed financial, operating and other reports to the Mississippi Gaming Commission and furnish any other information which the Mississippi Gaming Commission may require. If MGM MIRAGE is unable to satisfy the registration requirements of the Mississippi Act, MGM MIRAGE and licensed subsidiaries thereof cannot own or operate gaming facilities in Mississippi. Beau Rivage Resorts and BRDC are also required periodically to submit detailed financial, operating and other reports to the Mississippi Gaming Commission and the Mississippi State Tax Commission and to furnish any other information required thereby. No person may become a stockholder of or receive any percentage of profits from a licensed subsidiary of a holding company without first obtaining licenses and approvals from the Mississippi Gaming Commission.

   Certain of our officers, directors and employees must be found suitable or be licensed by the Mississippi Gaming Commission. We believe that we have applied for all necessary findings of suitability with respect to these persons, although the Mississippi Gaming Commission, in its discretion, may require additional persons to file applications for findings of suitability. In addition, any person having a material relationship or involvement with us may be required to be found suitable, in which case those persons must pay the costs and fees associated with the investigation.

   We may be required to disclose to the Mississippi Gaming Commission upon request the identities of the holders of any debt or other securities. In addition, under the Mississippi Act, the Mississippi Gaming Commission may, in its discretion:

  . require holders of debt securities of registered corporations to file applications;

  .  investigate the holders; and

  .  require the holders to be found suitable to own the debt securities.

   Although the Mississippi Gaming Commission generally does not require the individual holders of obligations such as notes to be investigated and found suitable, the Mississippi Gaming Commission retains the discretion to do so for any reason, including but not limited to a default, or where the holder of the debt instrument exercises a material influence over the gaming operations of the entity in question. Any holder of debt securities required to apply for a finding of suitability must pay all investigative fees and costs of the Mississippi Gaming Commission in connection with the investigation. A finding of suitability requires submission of detailed personal financial information followed by a thorough investigation. There can be no assurance that a person who is subject to a finding of suitability will be found suitable by the Mississippi Gaming Commission. The Mississippi Gaming Commission may deny an application for a finding of suitability for any cause that it deems reasonable. Findings of suitability must be periodically renewed.

   If any of our securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Mississippi Gaming Commission. A failure to make that disclosure may be grounds for finding the record holder unsuitable. We must also render maximum assistance in determining the identity of the beneficial owner.

   Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Mississippi Gaming Commission may be found unsuitable. Any person found unsuitable and who holds, directly or indirectly, any beneficial ownership of our debt securities beyond the time that the Mississippi Gaming Commission prescribes, may be guilty of a misdemeanor. We will be subject to disciplinary action if, after receiving notice that a person is unsuitable to be a holder of its debt securities, we:

  . pay the unsuitable person any dividend, interest or other distribution whatsoever;

  . recognize the exercise, directly or indirectly, or any voting rights conferred through such debt securities held by the unsuitable person;

  . pay the unsuitable person any remuneration in any form, except in limited and specific circumstances; or

  . make any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

   The Mississippi Act requires that the certificates representing securities of a registered publicly traded corporation bear a legend to the general effect that the securities are subject to the Mississippi Act and the regulations of the Mississippi Gaming Commission. On May 18, 2000, the Mississippi Gaming Commission granted us a waiver of this legend requirement. The Mississippi Gaming Commission has the power to impose additional restrictions on us and the holders of our securities at any time.

   Substantially all loans, leases, sales of securities and similar financing transactions by a licensed gaming subsidiary must be reported to or approved by the Mississippi Gaming Commission. A licensed gaming subsidiary may not make a public offering of its securities, but may pledge or mortgage casino facilities if it obtains the prior approval of the Mississippi Gaming Commission. We may not make a public offering of our securities without the prior approval of the Mississippi Gaming Commission if any part of the proceeds of the offering is to be used to finance the construction, acquisition or operation of gaming facilities in Mississippi or to retire or extend obligations incurred for those purposes. The approval, if given, does not constitute a recommendation or approval of the accuracy or adequacy of the prospectus or the investment merits of the securities subject to the offering. On May 18, 2000, the Mississippi Gaming Commission granted us a waiver of the prior approval requirement for our securities offerings for a period of two years, subject to certain conditions. The waiver may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Executive Director of the Mississippi Gaming Commission.

   Under the regulations of the Mississippi Gaming Commission, Beau Rivage Resorts and BRDC may not guarantee a security issued by MGM MIRAGE pursuant to a public offering, or pledge their assets to secure payment or performance of the obligations evidenced by such a security issued by MGM MIRAGE, without the prior approval of the Mississippi Gaming Commission. Similarly, MGM MIRAGE may not pledge the stock or other ownership interests of Beau Rivage Resorts or BRDC, nor may the pledgee of such ownership interests foreclose on such a pledge, without the prior approval of the Mississippi Gaming Commission. Moreover, restrictions on the transfer of an equity security issued by Beau Rivage Resorts or BRDC and agreements not to encumber such securities granted by MGM MIRAGE are ineffective without the prior approval of the Mississippi Gaming Commission. The waiver of the prior approval requirement for MGM MIRAGE's securities offerings received from the Mississippi Gaming Commission on May 18, 2000 includes a waiver of the prior approval requirement for such guarantees, pledges and restrictions of Beau Rivage Resorts and BRDC, subject to certain conditions.

   Neither MGM MIRAGE nor Beau Rivage Resorts may engage in gaming activities in Mississippi while MGM MIRAGE, Beau Rivage Resorts and/or persons found suitable to be associated with the gaming license of Beau Rivage Resorts conduct gaming operations outside of Mississippi without approval of the Mississippi Gaming Commission. The Mississippi Gaming Commission may require means for it to have access to information concerning MGM MIRAGE's and its affiliates' out-of-state gaming operations. Gaming operations in Nevada were approved when Beau Rivage Resorts was first licensed in Mississippi. MGM MIRAGE received waivers of foreign gaming approval from the Mississippi Gaming Commission on May 18, 2000 for the conduct of gaming operations in Michigan, New Jersey, Northern Territory (Australia), Mpumalanga Province (Republic of South Africa) and Gauteng Province (Republic of South Africa), and may be required to obtain the approval or a waiver of such approval from the Mississippi Gaming Commission before engaging in any additional future gaming operations outside of Mississippi.

   The Mississippi Gaming Commission adopted a regulation in 1994 requiring as a condition of licensure or license renewal that a gaming establishment's plan include a 500 car parking facility in close proximity to the casino complex and infrastructure facilities which will amount to at least 25% of the casino cost. Infrastructure facilities are defined in the regulation to include a hotel with at least 250 rooms, theme park, golf course and other similar facilities. With the opening of its resort hotel and other amenities, Beau Rivage Resorts is in compliance with this requirement. On January 21, 1999, the Mississippi Gaming Commission adopted an amendment to this regulation which increased the infrastructure requirement to 100% from the existing 25%; however, the regulation grandfathers existing licensees and applies only to new casino projects and casinos that are not operating at the time of acquisition or purchase, and would therefore not apply to Beau Rivage Resorts. In any event, the Beau Rivage would comply with such requirement.

   For a more detailed description of the various Mississippi gaming regulatory requirements applicable to us, see "Item 1. Business--Regulation and Licensing-Mississippi" in Mirage's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

Australia Government Regulation

   The Northern Territory of Australia, like Nevada, has comprehensive laws and regulations governing the conduct of gaming. Our Australian operations are subject to the Gaming Control Act of 1993 and regulations promulgated thereunder and to the licensing and general control of the Minister for Racing and Gaming. MGM Grand Australia Pty. Ltd. has entered into a casino operator's agreement with the Minister pursuant to which MGM Grand Australia was granted a license to conduct casino gaming on an exclusive basis through June 30, 2005 in the northern half of the Northern Territory (which includes Darwin, its largest city, where MGM Grand Australia is located). The license provides for good faith negotiations to reach agreement on an extension of the license. The license provides for a tax payable to the Northern Territory government on gross profits derived from gaming, including gaming devices. The license is not exclusive with respect to gaming devices, and the Minister may permit such devices to be placed in limited numbers in locations not operated by MGM Grand Australia. However, under the license, a portion of the operators' win on such gaming devices is to be offset against gaming tax otherwise payable by MGM Grand Australia.

   The license may be terminated if MGM Grand Australia breaches the casino operator's agreement or the Northern Territory law or fails to operate in accordance with the requirements of the license. The Northern Territory authorities have the right under the Northern Territory law, the casino operator's agreement and the license to monitor and approve virtually all aspects of the conduct of gaming by MGM Grand Australia.

   Additionally, under the terms of the license, the Minister has the right to approve the directors and corporate secretary of MGM MIRAGE and its subsidiaries which own or operate MGM Grand Australia, as well as changes in the ownership or corporate structure of such subsidiaries. MGM MIRAGE is required to file with the Northern Territory authorities copies of all documents required to be filed by MGM MIRAGE or any of its subsidiaries with the Nevada gaming authorities. In the event of any person becoming the beneficial owner of 10% or more of our outstanding stock, the Minister must be so notified and may investigate the suitability of such person. If the Minister determines such person to be unsuitable and following such determination such person remains the beneficial owner of 10% or more of our stock, that would constitute a default under the license.

New Jersey Government Regulation

   The ownership and operation of hotel/casino facilities and gaming activities in Atlantic City, New Jersey are subject to extensive state regulation under the New Jersey Casino Control Act and the regulations of the New Jersey Casino Control Commission and other applicable laws. In order to operate a hotel/casino property in New Jersey, a company must obtain a license from the New Jersey Commission and obtain numerous other licenses, permits and approvals from other state as well as local governmental authorities. The New Jersey Act also established the New Jersey Division of Gaming Enforcement to investigate all license applications, enforce the provisions of the New Jersey Act and Regulations and prosecute all proceedings for violations of the New Jersey Act and Regulations before the New Jersey Commission.

   The New Jersey Commission has broad discretion regarding the issuance, renewal, revocation and suspension of casino licenses. The New Jersey Act and Regulations concern primarily the good character, honesty, integrity and financial stability of casino licensees, their intermediary and holding companies, their employees, their security holders and others financially interested in casino operations; financial and accounting practices used in connection with casino operations; rules of games, levels of supervision of games and methods of selling and redeeming chips; manner of granting credit, duration of credit and enforceability of gaming debts; and distribution of alcoholic beverages.

   Our wholly owned subsidiary, MGM Grand Atlantic City, Inc., has applied to be licensed by the New Jersey Commission to operate a casino, and MGM MIRAGE has applied to be approved as a qualified holding company. On July 24, 1996, MGM MIRAGE and MGM Grand Atlantic City, Inc., and their then officers, directors, and 5% or greater stockholders were found suitable for licensing by the New Jersey Commission. On June 27, 1995, the New Jersey Commission found Mirage and its then officers, directors and 5% or greater shareholders suitable for licensing. These findings of suitability are subject to review and revision by the New Jersey Commission based upon a change in any material fact that is relevant to the findings.

   The New Jersey Act further provides that each person who directly or indirectly holds any beneficial interest or ownership of the securities issued by a casino licensee or any of its intermediary or holding companies, those persons who, in the opinion of the New Jersey Commission, have the ability to control the casino licensee or its intermediary or holding companies or elect a majority of the board of directors of said companies, other than a banking or other licensed lending institution which makes a loan or holds a mortgage or other lien acquired in the ordinary course of business, lenders and underwriters of said companies are required to be qualified by the New Jersey Commission. However, with respect to a publicly traded holding company such as MGM MIRAGE, a waiver of qualification may be granted by the New Jersey Commission, with the concurrence of the Director of the New Jersey Division, if the New Jersey Commission determines that said persons or entities are not significantly involved in the activities of a casino licensee and in the case of security holders, do not have the ability to control MGM MIRAGE or elect one or more of its directors. There exists a rebuttable presumption that any person holding 5% or more of the equity securities of a casino licensee's intermediary or holding company or a person having the ability to elect one or more of the directors of such a company has the ability to control the company and thus must obtain qualification from the New Jersey Commission.

   Notwithstanding this presumption of control, the New Jersey Act provides for a waiver of qualification for passive "institutional investors," as defined by the New Jersey Act, if the institutional investor purchased publicly traded securities for investment purposes only and where such securities constitute less than 10% of the equity securities of a casino licensee's holding or intermediary company or debt securities of a casino licensee's holding or intermediary company representing a percentage of the outstanding debt of such company not exceeding 20% or a percentage of any issue of the outstanding debt of such company not exceeding 50%. The waiver of qualification is subject to certain conditions including, upon request of the New Jersey Commission, filing a certified statement that the institutional investor has no intention of influencing or affecting the affairs of the issuer, except that an institutional investor holding voting securities shall be permitted to vote on matters put to a vote of the holders of outstanding voting securities. Additionally, a waiver of qualification may also be granted to institutional investors holding a higher percentage of securities of a casino licensee's holding or intermediary company upon a showing of good cause.

   The New Jersey Act requires the certificate of incorporation of a publicly traded holding company to provide that any securities of such corporation are held subject to the condition that if a holder is found to be disqualified by the New Jersey Commission pursuant to the New Jersey Act, such holder shall dispose of his interest in such company. Accordingly, we amended our certificate of incorporation to provide that a holder of our securities must dispose of such securities if the holder is found disqualified under the New Jersey Act. In addition, we amended our certificate of incorporation to provide that we may redeem the stock of any holder found to be disqualified.

   If the New Jersey Commission should find a security holder to be unqualified to be a holder of securities of a casino licensee or holding company, not only must the disqualified holder dispose of such securities but in addition, commencing on the date the New Jersey Commission serves notice upon such a company of the determination of disqualification, it shall be unlawful for the disqualified holder to:

  .  receive any dividends or interest upon any such securities;

  . exercise, directly or through any trustee or nominee, any right conferred by such securities; or

  . receive any remuneration in any form from the licensee for services rendered or otherwise.

   If the New Jersey Commission should find a security holder to be unqualified to be a holder of securities of a casino licensee or holding company, the New Jersey Commission shall take any necessary action to protect the public interest including the suspension or revocation of the casino license except that if the disqualified person is the holder of securities of a publicly traded holding company, the New Jersey Commission shall not take action against the casino license if:

  . the holding company has the corporate charter provisions concerning divestiture of securities by disqualified owners required by the New Jersey Act;

  . the holding company has made good faith efforts including the pursuit of legal remedies to comply with any order of the New Jersey Commission; and

  . the disqualified holder does not have the ability to control the company or elect one or more members of the company's board of directors.

   If the New Jersey Commission determines that a casino licensee has violated the New Jersey Act or Regulations, or if any security holder of MGM MIRAGE or a casino licensee who is required to be qualified under the New Jersey Act is found to be disqualified but does not dispose of the securities, a casino licensee could be subject to fines or its license could be suspended or revoked. If a casino licensee's license is revoked after issuance, the New Jersey Commission could appoint a conservator to operate and to dispose of the hotel/casino facilities operated by such casino licensee. Net proceeds of a sale by a conservator and net profits of operations by a conservator, at least up to an amount equal to a fair return on investment which is reasonable for casinos or hotels, would be paid to us.

   The New Jersey Act imposes an annual tax of 8% on gross casino revenues, as defined in the New Jersey Act. In addition, casino licensees are required to invest 1.25% of gross casino revenues for the purchase of bonds to be issued by the Casino Reinvestment Development Authority or make other approved investments equal to that amount. In the event the investment requirement is not met, the casino licensee is subject to a tax in the amount of 2.5% on gross casino revenues. The New Jersey Commission has established fees for the issuance or renewal of casino licenses and casino/hotel alcoholic beverage licenses and an annual license fee on each slot machine.

   In addition to compliance with the New Jersey Act and Regulations relating to gaming, any property built in Atlantic City by MGM Grand Atlantic City, Inc. or any other subsidiary of ours must comply with the New Jersey and Atlantic City laws and regulations relating to, among other things, the Coastal Area Facilities Review Act, construction of buildings, environmental considerations and the operation of hotels.

                           DESCRIPTION OF THE NOTES

   You can find the definitions of certain terms used in this description under the subheading "--Certain Definitions." In this description, the words "MGM MIRAGE" refer only to MGM MIRAGE and not to any of its Subsidiaries.

   MGM MIRAGE issued its 9 3/4% senior subordinated notes due 2007 under an indenture among itself, the Subsidiary Guarantors (as defined below) and The Bank of New York, as trustee. The terms of the notes include those provisions contained in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. We refer to the 9 3/4% senior subordinated notes due 2007 in this section as the "notes."

   The notes constitute a series of debt securities which are more fully described in Appendix I to this prospectus. The following description of the particular terms of the notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the debt securities which is reproduced from our prospectus dated May 5, 2000 and which is set forth in Appendix I to this prospectus, to which description reference is hereby made.

   The following description is a summary of the material provisions of the indenture. This summary does not restate the indenture in its entirety. We urge you to read the indenture because the indenture, and not this description, defines your rights as holders of the notes. Copies of the indenture may be obtained from MGM MIRAGE.

Ranking

   The notes are:

  .  general unsecured obligations of MGM MIRAGE;

  . subordinated in right of payment to all existing and future Senior Indebtedness of MGM MIRAGE;

  .  equal in right of payment with all other existing and future
     Indebtedness of MGM MIRAGE (except for future Indebtedness that may be subordinated to the notes); and

  . guaranteed on a senior subordinated basis by each of the Subsidiaries of MGM MIRAGE other than Excluded Subsidiaries (see "--Subsidiary Guarantees" below).

   As of September 15, 2000, MGM MIRAGE and the Subsidiary Guarantors had approximately $5.4 billion of Senior Indebtedness, including approximately $3.1 billion of borrowings under the Credit Facilities and $2.3 billion under the Senior Notes (including the Mirage Notes). Effective upon consummation of the Mirage merger, MGM MIRAGE and its Subsidiaries (other than the Excluded Subsidiaries) guaranteed the Mirage Notes and Mirage and its Subsidiaries guaranteed the other Senior Notes, in each case on a basis senior to the notes and Subsidiary Guarantees of the notes.

   In addition, as of September 15, 2000, the Subsidiaries of MGM MIRAGE that are not Subsidiary Guarantors had total Indebtedness of approximately $141.5 million (excluding Indebtedness owed to MGM MIRAGE or any Subsidiary Guarantor).

   The indenture does not contain any limitation on the amount of Indebtedness of MGM MIRAGE or its Subsidiaries, including Senior Indebtedness under the Credit Facilities. In addition, the Credit Facilities and the Senior Notes (including the Mirage Notes) will be equally and ratably secured by substantially all assets of MGM MIRAGE and its Subsidiaries (other than Excluded Subsidiaries) in the event of certain downgradings by rating agencies or possibly in other circumstances. See "Description of Our Long Term Debt" in Appendix I to this prospectus. The indenture does not limit liens on Senior Indebtedness or, if such liens are created, require creation of any corresponding liens securing the notes and guarantees. Except as described under "Description of Debt Securities--Merger, Consolidation or Sale of Assets" in Appendix I to this prospectus or "--Additional

Covenants of MGM MIRAGE" below, the indenture does not contain any other provisions that would afford holders of the notes protection in the event of
(i) a highly leveraged or similar transaction involving MGM MIRAGE or any of its Subsidiaries or (ii) a reorganization, restructuring, merger or similar transaction involving MGM MIRAGE or any of its Subsidiaries that may adversely affect the holders of the notes. In addition, subject to the limitations set forth under "Description of Debt Securities--Merger, Consolidation or Sale of Assets" in Appendix I to this prospectus and under "--Additional Covenants of MGM MIRAGE" below, MGM MIRAGE or any of its Subsidiaries may, in the future, enter into certain transactions that would increase the amount of Indebtedness of MGM MIRAGE or its Subsidiaries or substantially reduce or eliminate the assets of MGM MIRAGE or its Subsidiaries, which may have an adverse effect on MGM MIRAGE's ability to service its Indebtedness, including the notes.

Principal, Maturity and Interest

   The indenture provides for the issuance by MGM MIRAGE of notes with a maximum aggregate principal amount of $710 million. MGM MIRAGE has issued the notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on June 1, 2007.

   Interest on the notes accrues at the rate of 9 3/4% per annum. Interest is payable semiannually in arrears on June 1 and December 1, commencing on December 1, 2000. MGM MIRAGE will make each interest payment to the holders of record of the notes on the immediately preceding May 15 and November 15.

   Interest on the notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Subsidiary Guarantees

   MGM MIRAGE's payment Obligations under the notes are jointly and severally guaranteed (the "Subsidiary Guarantees") by each of the Subsidiaries of MGM MIRAGE other than the Excluded Subsidiaries (the "Subsidiary Guarantors"). The Excluded Subsidiaries include all non-U.S. Subsidiaries of MGM MIRAGE and such non-U.S. Subsidiaries' U.S. holding companies. The Excluded Subsidiaries also include MGM Grand Detroit, LLC and MGM Grand Detroit II, LLC; MGM Grand Detroit, LLC is a guarantor under the Credit Facilities but such guarantee is limited to the amount of the proceeds of borrowings under the Credit Facilities made available to MGM Grand Detroit, LLC. Each Subsidiary Guarantee will be (i) subordinated to the prior payment in full of all Senior Indebtedness of the Subsidiary Guarantor on the same basis as the notes are subordinated to Senior Indebtedness of MGM MIRAGE and (ii) equal in right of payment with all other existing and future Indebtedness of the Subsidiary Guarantor (except for future Indebtedness that may be subordinated to the Subsidiary Guarantee). The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. On May 30, 2000, the Nevada Gaming Commission granted MGM MIRAGE prior approval, which was amended on September 28, 2000, to make public offerings through July 2001, subject to certain conditions. The shelf approval includes prior approvals by the Nevada Gaming Commission of the Subsidiary Guarantees by Subsidiaries of MGM MIRAGE. Similar approvals were obtained from the Mississippi Gaming Commission on May 18, 2000 with respect to the guarantees by the corporate Subsidiaries of Mirage licensed in Mississippi. See "Regulation and Licensing--Nevada Gaming Regulation" and "-- Mississippi Government Regulation."

   In addition to the Subsidiary Guarantors named in the indenture, the indenture provides that, except for Excluded Subsidiaries, any existing or future Subsidiary of MGM MIRAGE shall become a Subsidiary Guarantor if such Subsidiary Incurs any Indebtedness or if and for so long as such Subsidiary provides a guarantee in respect of Senior Indebtedness of MGM MIRAGE.

   No Subsidiary Guarantor will be permitted to consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless:

     (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and the indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee; and

     (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

   The indenture provides that in the event of (a) a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise or (b) a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then the Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of the Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee, except in the event of a sale or other disposition to MGM MIRAGE, any other Subsidiary Guarantor or any Affiliate thereof.

Optional Redemption

   Upon not less than 30 nor more than 60 days' notice, MGM MIRAGE may redeem the notes in whole but not in part at any time at a redemption price equal to 100% of the principal amount thereof plus the Make-Whole Premium, together with accrued and unpaid interest thereon, if any, to the applicable redemption date.

   Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

   Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes called for redemption unless MGM MIRAGE defaults in payment of the redemption price.

Mandatory Redemption

   MGM MIRAGE will not be required to make any mandatory redemption or sinking fund payments in respect of the notes.

Mandatory Disposition Pursuant to Gaming Laws

   Each holder, by accepting a note, shall be deemed to have agreed that if the gaming authority of any jurisdiction in which MGM MIRAGE or any of its Subsidiaries conducts or proposes to conduct gaming requires that a person who is a holder or the beneficial owner of notes be licensed, qualified or found suitable under applicable gaming laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such Person fails to apply or become licensed or qualified or is found unsuitable, MGM MIRAGE shall have the right, at its option:

  . to require such Person to dispose of its notes or beneficial interest therein within 30 days of receipt of notice of MGM MIRAGE's election or such earlier date as may be requested or prescribed by such gaming authority; or

  . to redeem such notes, which redemption may be less than 30 days following the notice of redemption if so requested or prescribed by the applicable gaming authority, at a redemption price equal to:

      (1) the lesser of:

        (a) the Person's cost, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability or failure to comply; and

        (b) 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability or failure to comply; or

      (2) such other amount as may be required by applicable law or order of the applicable gaming authority.

   MGM MIRAGE shall notify the trustee in writing of any such redemption as soon as practicable. MGM MIRAGE shall not be responsible for any costs or expenses any holder of MGM MIRAGE notes may incur in connection with its application for a license, qualification or a finding of suitability.

Subordination

   The payment of principal, interest and premium, if any, on and all other Obligations owing in respect of the notes and the Subsidiary Guarantees will be subordinated in right of payment, as set forth in the indenture and the Subsidiary Guarantees, to the prior payment in full in cash of all Senior Indebtedness of MGM MIRAGE and the Subsidiary Guarantors.

   The holders of Senior Indebtedness will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Indebtedness (including interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding at the rate specified in the applicable Senior Indebtedness, whether or not such interest is an allowed claim in any such proceeding) before the holders of notes will be entitled to receive any payment of any kind or character with respect to the notes (except that holders of notes may receive payments made from the trust described under "Description of Debt Securities--Defeasance of Debt Securities or Certain Covenants in Certain Circumstances" in Appendix I to this prospectus), in the event of any distribution to creditors of MGM MIRAGE or any Subsidiary
Guarantor:

  . in a total or partial liquidation or dissolution of MGM MIRAGE or any Subsidiary Guarantor;

  . in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to MGM MIRAGE or any Subsidiary Guarantor or its respective property;

  .  in an assignment for the benefit of creditors; or

  . in any marshalling of assets and liabilities of MGM MIRAGE or any Subsidiary Guarantor.

   MGM MIRAGE and each Subsidiary Guarantor also may not make any payment in respect of the notes (except from the trust described under "Description of Debt Securities--Defeasance of Debt Securities or Certain Covenants in Certain Circumstances" in Appendix I to this prospectus) if:

  . a payment default on Designated Senior Indebtedness occurs and is continuing; or

  . any other default occurs and is continuing on Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of any Designated Senior Indebtedness.

   Payments on the notes may and shall be resumed:

  . in the case of a payment default, upon the date on which such default is cured or waived; and

  . in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived (so long as no other nonpayment default exists) or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated.

   No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

   No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

   MGM MIRAGE must promptly notify holders of Designated Senior Indebtedness or their Representative if payment of the notes is accelerated because of an Event of Default.

   As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of MGM MIRAGE or any Subsidiary Guarantor, holders of these notes may recover less ratably than creditors of MGM MIRAGE and the Subsidiary Guarantors who are holders of Senior Indebtedness. The indenture does not limit the ability of the Company or any Subsidiary Guarantor to incur Senior Indebtedness or any other Indebtedness or the ability of any Excluded Subsidiary to incur any Indebtedness. See "Risk Factors."

Additional Covenants of MGM MIRAGE

 Limitation on Liens

   Other than as provided below under "--Exempted Liens and Sale and Lease-Back Transactions," neither MGM MIRAGE nor any of the Subsidiary Guarantors may issue, assume or guarantee any Indebtedness secured by a Lien upon any Principal Property or on any evidences of Indebtedness or shares of capital stock of, or other ownership interests in, any Subsidiaries (regardless of whether the Principal Property, Indebtedness, capital stock or ownership interests were acquired before or after the date of the indenture) without effectively providing that the notes shall be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness shall be so secured, except that this restriction will not apply to:

     (a) Liens existing on the date of original issuance of the notes;

     (b) Liens affecting property of a corporation or other entity existing at the time it becomes a Subsidiary Guarantor or at the time it is merged into or consolidated with MGM MIRAGE or a Subsidiary Guarantor (provided that such Liens are not incurred in connection with, or in contemplation of, such entity becoming a Subsidiary Guarantor or such merger or consolidation and do not extend to or cover property of MGM MIRAGE or any Subsidiary Guarantor other then property of the entity so acquired or which becomes a Subsidiary Guarantor);

     (c) Liens (including purchase money Liens) on property existing at the time of acquisition thereof or to secure Indebtedness Incurred prior to, at the time of, or within 24 months after the acquisition for the purpose of financing all or part of the purchase price thereof (provided that such Liens do not extend to or cover any property of MGM MIRAGE or any Subsidiary Guarantor other than the property so acquired);

     (d) Liens on any property to secure all or part of the cost of improvements or construction thereon or Indebtedness Incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction;

     (e) Liens which secure Indebtedness of a Subsidiary of MGM MIRAGE to MGM MIRAGE or to a Subsidiary Guarantor or which secure Indebtedness of MGM MIRAGE to a Subsidiary Guarantor;

     (f) Liens on the stock, partnership or other equity interest of MGM MIRAGE or Subsidiary Guarantor in any Joint Venture or any Subsidiary which owns an equity interest in such Joint Venture to secure Indebtedness, provided the amount of such Indebtedness is contributed and/or advanced solely to such Joint Venture;

     (g) Liens securing Senior Indebtedness;

     (h) certain Liens to government entities, including pollution control or industrial revenue bond financing;

     (i) Liens required by any contract or statute in order to permit MGM MIRAGE or a Subsidiary of MGM MIRAGE to perform any contract or subcontract made by it with or at the request of a governmental entity;

     (j) mechanic's, materialman's, carrier's or other like Liens, arising in the ordinary course of business;

     (k) certain Liens for taxes or assessments and similar charges;

     (l) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and certain other minor irregularities of title; and

     (m) any extension, renewal, replacement or refinancing of any Indebtedness secured by a Lien permitted by any of the foregoing clauses
  (a) through (g).

   Notwithstanding the foregoing, the foregoing covenant shall not apply to equity securities of future Subsidiaries of MGM MIRAGE to the extent such covenant constitutes an agreement not to encumber the equity securities of such Subsidiary and requires a regulatory approval, unless and until such approval is obtained. See "Regulation and Licensing--Nevada Gaming Regulation," "--Mississippi Government Regulation" and "Description of Notes-- Gaming Approvals."

 Limitation on Sale and Lease-Back Transactions

   Other than as provided below under "--Exempted Liens and Sale and Lease-Back Transactions," neither MGM MIRAGE nor any Subsidiary Guarantor will enter into any Sale and Lease-Back Transaction unless either:

     (i) MGM MIRAGE or such Subsidiary Guarantor would be entitled, pursuant to the provisions described in clauses (a) through (m) under "--Limitation on Liens" above, to create, assume or suffer to exist a Lien on the property to be leased without equally and ratably securing the notes; or

     (ii) an amount equal to the greater of the net cash proceeds of such sale or the fair market value of such property (in the good faith opinion of MGM MIRAGE's board of directors) is applied within 120 days to the retirement or other discharge of its Funded Debt.

 Exempted Liens and Sale and Lease-Back Transactions

   Notwithstanding the restrictions set forth in "--Limitation on Liens" and "--Limitation on Sale and Lease-Back Transactions" above, MGM MIRAGE or any Subsidiary Guarantor may create, assume or suffer to exist Liens or enter into Sale and Lease-Back Transactions not otherwise permitted as described above, provided that at the time of such event, and after giving effect thereto, the sum of outstanding Indebtedness secured by such Liens (not including Liens permitted under "--Limitation on Liens" above) plus all Attributable Debt in respect of such Sale and Lease-Back Transactions entered into (not including Sale and Lease-Back Transactions permitted under "--Limitation on Sale and Lease-Back Transactions" above), measured, in each case, at the time any such Lien is incurred or any such Sale and Lease-Back Transaction is entered into, by MGM MIRAGE and the Subsidiary Guarantors does not exceed 15% of Consolidated Net Tangible Assets.

 Limitation on Senior Subordinated Indebtedness

   MGM MIRAGE will not Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the notes. No Subsidiary Guarantor will Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, any Subsidiary Guarantee executed by the Subsidiary Guarantor.

 Subsidiary Guarantees

   In addition to the Subsidiary Guarantors named in the indenture, the indenture provides that any existing or future Subsidiary of MGM MIRAGE (other than an Excluded Subsidiary) shall become a Subsidiary Guarantor, on a senior subordinated basis (pursuant to subordination provisions substantially similar to those described above under the subheading "Subordination"), of MGM MIRAGE's payment Obligations under the notes and the indenture, if such Subsidiary Incurs any Indebtedness or if and for so long as such Subsidiary provides a guarantee in respect of Senior Indebtedness of MGM MIRAGE.

 Repurchase at the Option of Holders Upon a Change of Control

   Upon the occurrence of a Change of Control, each holder of notes shall have the right to require MGM MIRAGE to repurchase all or any part of such holder's notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

   Within 30 days following any Change of Control, MGM MIRAGE or, at MGM MIRAGE's request, the Trustee will mail to each holder of notes a notice stating:

  . that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled "Repurchase at the Option of Holders Upon a Change of Control" and that all notes timely tendered will be accepted for payment;

  . the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

  .  the circumstances and relevant facts regarding the Change of Control;
     and

  . the procedures that holders of notes must follow in order to tender their notes (or portions thereof) for payment, and the procedures that holders of notes must follow in order to withdraw an election to tender notes (or portions thereof) for payment.

   MGM MIRAGE will comply, to the extent applicable, with the requirements of
Section 14(e) of the Securities Exchange Act of 1934 and any other securities laws or regulations in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, MGM MIRAGE will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue of such compliance.

   The Change of Control repurchase feature is a result of negotiations between MGM MIRAGE and representatives of the underwriters. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that MGM MIRAGE would decide to do so in the future.

   The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of "all or substantially all" the assets of MGM MIRAGE. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, if MGM MIRAGE disposes of less than all its assets by any of the means described above, the ability of a holder of notes to require MGM MIRAGE to repurchase its notes may be uncertain. In such a case, holders of the notes may not be able to resolve this uncertainty without resorting to legal action.

   The Credit Facilities provide that the occurrence of certain of the events that would constitute a Change of Control could lead to termination of commitments and require the early repayment of loans under the Credit Facilities. Other future debt of MGM MIRAGE may contain prohibitions of certain events which would constitute a Change of Control or require such debt to be repurchased upon a Change of Control. Moreover, the exercise by holders of notes of their right to require MGM MIRAGE to repurchase such notes could cause a default under existing or future debt of MGM MIRAGE, even if the Change of Control itself does not, due to the financial effect of such repurchase on MGM MIRAGE. If repurchase upon a Change of Control would constitute a default on Designated Senior Indebtedness, a Payment Blockage Notice could result, preventing such repurchase. Finally, MGM MIRAGE's ability to pay cash to holders of notes upon a repurchase may be limited by its then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. MGM MIRAGE's failure to make a required Change of Control Offer or to purchase notes in connection with a Change of Control Offer would result in a default under the indenture. Such a default would, in turn, constitute a default under other existing debt of MGM MIRAGE, and may constitute a default under future debt as well. MGM MIRAGE'S obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in principal amount of the notes. See "Supplemental Modification and Waiver Provisions."

   MGM MIRAGE will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by MGM MIRAGE and purchases all of the notes validly tendered and not withdrawn under such Change of Control Offer.

Supplemental Events of Default

   Reference is made to the section entitled "Description of Debt Securities" in Appendix I to this prospectus for a description of events of default applicable to the notes under the indenture. In addition to such events of default, the following events each constitute an event of default applicable to the notes under the indenture:

     (i) the acceleration of the maturity of any Indebtedness of MGM MIRAGE or any Subsidiary Guarantor (other than Non-recourse Indebtedness), at any one time, in an amount in excess of the greater of (a) $25 million and (b) 5% of Consolidated Net Tangible Assets, if such acceleration is not annulled within 30 days after written notice as provided in the indenture;

     (ii) entry of final judgments against MGM MIRAGE or any Subsidiary Guarantor which remain undischarged for a period of 60 days, provided that the aggregate of all such judgments exceeds $25 million and judgments exceeding $25 million remain undischarged for 60 days after notice; and

     (iii) the failure (a) to make timely any offer to purchase the notes or
  (b) on the applicable purchase date, to purchase the notes required to be purchased, in each case, as required under "Additional Covenants of MGM MIRAGE--Repurchase at the Option of Holders Upon a Change of Control."

Supplemental Modification or Waiver Provisions

   Reference is made to the section entitled "Description of Debt Securities-- Modification and Waiver" in Appendix I to this prospectus for a description of provisions pertaining to modifications or waivers of the indenture, provided with respect to these notes and the indenture, references in such section to MGM MIRAGE (formerly MGM Grand, Inc.) shall also be deemed to include the Subsidiary Guarantors. In addition to the other modifications or waivers specified therein that require the consent of each affected holder of the notes, a release of any Subsidiary Guarantor (except in accordance with the provisions of the indenture) requires the consent of each affected holder of notes. In addition, no such modification or waiver may, without the consent of the holder of each note, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer related thereto must be made or change the time or price at which the notes must be repurchased pursuant to such Change of Control Offer.

Gaming Approvals

   Restrictions on the transfer of the equity securities of the corporate Subsidiaries licensed in Nevada of MGM MIRAGE, and agreements not to encumber such equity securities, in each case in respect of the notes, require the prior approval of the Nevada Gaming Commission in order to be effective. On May 30, 2000, the Nevada Gaming Commission granted MGM MIRAGE prior approval, which was amended on September 28, 2000, to make public offerings through July 2001, subject to certain conditions. The shelf approval includes prior approval by the Nevada Gaming Commission of restrictions on the transfer of the equity securities of MGM MIRAGE's corporate Subsidiaries licensed in Nevada and agreements not to encumber such equity securities, in each case in respect of the notes. Similar approvals were obtained from the Mississippi Gaming Commission on May 18, 2000, with respect to these restrictions and agreements not to encumber the equity securities of the corporate

Subsidiaries of MGM MIRAGE licensed in Mississippi, whether securities are issued in a private placement or a public offering. For more information, see "Regulation and Licensing--Nevada Gaming Regulation" and "--Mississippi Gaming Regulation."

Compliance with Gaming Laws

   Each holder of a note, by accepting any note, agrees to be bound by the requirements imposed on holders of debt securities of MGM MIRAGE by the gaming authority of any jurisdiction in which MGM MIRAGE or any of its Subsidiaries conducts or proposes to conduct gaming activities. For a description of the regulatory requirements applicable to MGM MIRAGE, see "Regulation and Licensing" in this prospectus.

Reports

   So long as any notes are outstanding, MGM MIRAGE will file with the trustee under the indenture the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 or Section 15(d) of the Exchange Act with respect to securities listed and registered on a national securities exchange as such rules and regulations may require.

Book-Entry; Delivery and Form

   The notes sold within the United States were initially issued in the form of one or more global notes. The global notes were deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC or its nominee, who is the global notes holder. Except as set forth below, the global notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the global notes directly through DTC if they are participating organizations or "participants" in such system or indirectly through organizations that are participants in such system.

Depository Procedures

   DTC has advised MGM MIRAGE that DTC is a limited-purpose trust company that was created to hold securities for its participants and to facilitate the clearance and settlement of transactions in such securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies, which we refer to as "indirect participants," that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants.

   MGM MIRAGE expects that pursuant to procedures established by DTC:

     (i) upon deposit of the global notes, DTC will credit the accounts of participants designated by Underwriters with portions of the principal amount of the global notes; and

     (ii) ownership of the notes evidenced by the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the participants), the participants and the indirect participants.

   The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer notes evidenced by the global notes will be limited to such extent.

   So long as the global notes holder is the registered owner of any notes, the global notes holder will be considered the sole holder under the indenture of any notes evidenced by the global notes. Beneficial owners of notes evidenced by the global notes will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither MGM MIRAGE nor the applicable trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes.

   Payments in respect of the principal of, premium, if any, and interest on any notes registered in the name of the global notes holder on the applicable record date will be payable by the applicable trustee to or at the direction of the global notes holder in its capacity as the registered holder under the indenture. Under the terms of the indenture, MGM MIRAGE and the applicable trustee may treat the persons in whose names notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither MGM MIRAGE nor the applicable trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of notes. MGM MIRAGE believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practice and will be the responsibility of the participants or the indirect participants.

Certificated Securities

   Subject to certain conditions, any person having a beneficial interest in a global note may, upon request to the trustee, exchange such beneficial interest for notes in the form of certificated securities. Upon any such issuance, the trustee is required to register such certificated securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if:

     (i) MGM MIRAGE notifies the trustee in writing that DTC is no longer willing or able to act as a depositary and MGM MIRAGE is unable to locate a qualified successor within 90 days; or

     (ii) MGM MIRAGE, at its option, notifies the trustee in writing that it elects to cause the issuance of notes in the form of certificated securities under the indenture, then, upon surrender by the global notes holder of its global notes, notes in such form will be issued to each person that the global notes holder and DTC identify as being the beneficial owner of the related notes.

   Neither MGM MIRAGE nor the trustee will be liable for any delay by the global notes holder or DTC in identifying the beneficial owners of notes and MGM MIRAGE and the trustee may conclusively rely on, and will be protected in relying on, instructions from the global notes holder or DTC for all purposes.

Same-Day Settlement and Payment

   The indenture requires that payments in respect of the notes represented by the global notes (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by the global notes holder. With respect to certificated securities, MGM MIRAGE will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address.

Paying Agent and Registrar for the Notes

   The trustee will initially act as paying agent and registrar for the notes. MGM MIRAGE may change the paying agent or registrar without prior notice to the holders of the notes, and MGM MIRAGE or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

   A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and MGM MIRAGE may require a holder to pay any taxes and fees required by law or permitted by the indenture. MGM MIRAGE is not required to transfer or exchange any note selected for redemption. Also, MGM MIRAGE is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

   The registered holder of a note will be treated as the owner of it for all purposes.

Concerning the Trustee

   If the trustee becomes a creditor of MGM MIRAGE, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

   The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

   Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by agreement or otherwise.

   "Attributable Debt" with respect to any Sale and Lease-Back Transaction that is subject to the restrictions described under "--Additional Covenants of MGM MIRAGE--Limitation on Sale and Lease-Back Transactions" means the present value of the minimum rental payments called for during the terms of the lease (including any period for which such lease has been extended), determined in accordance with generally accepted accounting principles, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

   "Change of Control" means the occurrence of any of the following events:

     (a) if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 or any successor provisions to either of the foregoing), other than any Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of MGM MIRAGE (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

     (b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of MGM MIRAGE and its Subsidiaries, considered as a whole, to another person (other than a disposition of such assets as an entirety or virtually as an entirety to one or more Wholly Owned Subsidiary Guarantors) shall have occurred, or MGM MIRAGE merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into MGM MIRAGE, in any event pursuant to a transaction in which the outstanding Voting Stock of MGM MIRAGE is reclassified into or exchanged for cash, securities or other property, other than any such transaction where:

       (1) the outstanding Voting Stock of MGM MIRAGE is reclassified into or exchanged for other Voting Stock of MGM MIRAGE or for Voting Stock of the surviving corporation, and

       (2) the holders of the Voting Stock of MGM MIRAGE immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of MGM MIRAGE or the surviving corporation immediately after such transaction; or

     (c) the first day on which a majority of the members of the Board of Directors of MGM MIRAGE are not Continuing Directors.

   "Consolidated Net Tangible Assets" means the total amount of assets (including investments in Joint Ventures) of MGM MIRAGE and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves) after deducting therefrom (a) all current liabilities of MGM MIRAGE and its Subsidiaries (excluding (i) the current portion of long-term Indebtedness, (ii) intercompany liabilities and (iii) any liabilities which are by their terms renewable or extendible at the option of the obligor thereon to a time more than 12 months from the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and any other like intangibles, all as set forth on the consolidated balance sheet of MGM MIRAGE for the most recently completed fiscal quarter for which financial statements are available and computed in accordance with generally accepted accounting principles.

   "Continuing Director" means, as of any date of determination, any member of the Board of Directors of MGM MIRAGE who (i) was a member of that Board of Directors on the date of the indenture, (ii) had been a member of that Board of Directors for the two years immediately preceding such date of determination or (iii) was nominated for election or elected to that Board of Directors with the affirmative vote of the greater of (x) a majority of Continuing Directors who were members of that Board at the time of such nomination or election or (y) at least three Continuing Directors.

   "Credit Facilities" means, collectively: (i) the Second Amended and Restated Loan Agreement, dated as of April 10, 2000, among MGM MIRAGE, as Borrower, MGM Grand Atlantic City, Inc. and MGM Grand Detroit, LLC, as Co-Borrowers, the Banks, Syndication Agent, Documentation Agents and Co-Documentation Agents therein named, and Bank of America, N.A., as Administrative Agent (and their successors and assigns from time to time party thereto), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, extended, refunded, replaced or refinanced from time to time; (ii) the 364-Day Loan Agreement, dated as of April 10, 2000, among MGM MIRAGE, as Borrower, MGM Grand Atlantic City, Inc. and MGM Grand Detroit, LLC, as Co-Borrowers, the Banks, Syndication Agent, Documentation Agents and Co-Documentation Agents therein named, and Bank of America, N.A., as Administrative Agent (and their successors and assigns from time to time party thereto), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, extended, refunded, replaced or refinanced from time to time; and (iii) the Term Loan Agreement, dated as of April 7, 2000, among MGM MIRAGE, as Borrower, MGM Grand Atlantic City, Inc. and MGM Grand Detroit, LLC, as Co-Borrowers, the Banks, Syndication Agent,

Documentation Agents and Co-Documentation Agents therein named, and Bank of America, N.A., as Administrative Agent (and their successors and assigns from time to time party thereto), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, extended, refunded, replaced or refinanced from time to time.

   "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

   "Designated Senior Indebtedness" means (i) Indebtedness under the Credit Facilities, (ii) Indebtedness under the Senior Notes and (iii) any other Senior Indebtedness the principal amount of which is $100.0 million or more and that has been designated by MGM Grand as "Designated Senior Indebtedness" in the documentation with respect thereto.

   "Excluded Subsidiary" means The MGM Grand Bally's Monorail, LLC, MGM Grand Detroit, LLC, MGM Grand Detroit II, LLC and MGM MIRAGE's non-U.S. Subsidiaries whose only tangible assets are located in foreign nations and their U.S. holding companies, provided such holding companies have no other assets or operations and provided that except for MGM Grand Detroit, LLC to the extent it guarantees any amounts of proceeds of borrowings under the Credit Facilities made available to MGM Grand Detroit, LLC, if any Excluded Subsidiary becomes subject to the covenants in the Credit Facilities applicable to the Subsidiary Guarantors or grants any Liens to secure the Credit Facilities, or if any Excluded Subsidiary guarantees or grants any Liens to secure any of the Existing Senior Notes, such Excluded Subsidiary will thereafter not be an Excluded Subsidiary.

   "Funded Debt" means all Indebtedness of MGM MIRAGE or any Subsidiary Guarantor which (i) matures by its terms on, or is renewable at the option of any obligor thereon to, a date more than one year after the date of original issuance of such Indebtedness and (ii) ranks at least pari passu with the notes or the applicable Subsidiary Guarantee.

   "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that the accrual of interest shall not be considered an Incurrence of Indebtedness.

   "Indebtedness" of any Person means (i) any indebtedness of such Person, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by notes, bonds, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property, including any such indebtedness Incurred in connection with the acquisition by such Person or any of its Subsidiaries of any other business or entity, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles, including for such purpose obligations under capitalized leases, and (ii) any guarantee, endorsement (other than for collection or deposit in the ordinary course of business), discount with recourse, or any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire or to supply or advance funds with respect to, or to become liable with respect to (directly or indirectly) any indebtedness, obligation, liability or dividend of any Person, but shall not include indebtedness or amounts owed for compensation to employees, or for goods or materials purchased, or services utilized, in the ordinary course of business of such Person. For purposes of this definition of Indebtedness, a "capitalized lease" shall be deemed to mean a lease of real or personal property which, in accordance with generally accepted accounting principles, is required to be capitalized.

   "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

   "Joint Venture" means any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by MGM MIRAGE and/or one or more of its Subsidiaries.

   "Lien" means any mortgage, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, security interest, lien (statutory or otherwise), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

   "Make-Whole Premium" means, with respect to any note at any redemption date, the excess, if any, of (i) the present value of the sum of the principal amount and premium, if any, that would be payable on such note on its maturity date and all remaining interest payments (not including any portion of such payments of interest accrued as of the redemption date) to and including such maturity date, discounted on a semi-annual bond equivalent basis from such maturity date to the redemption date at a per annum interest rate equal to the sum of the Treasury Yield (determined on the business day immediately preceding the date of such redemption), plus 50 basis points, over (ii) the principal amount of the note being redeemed.

   "Mirage Notes" means (i) Mirage Resorts, Incorporated's 6 5/8% notes due 2005 in the principal amount of $200 million, (ii) Mirage Resorts, Incorporated's 7 1/4% notes due 2006 in the principal amount of $250 million,
(iii) Mirage Resorts, Incorporated's 6 3/4% notes due 2007 in the principal amount of $200 million, (iv) Mirage Resorts, Incorporated's 6 3/4% notes due 2008 in the principal amount of $200 million and (v) Mirage Resorts, Incorporated's 7 1/4% debentures due 2017 in the principal amount of $100 million.

   "Non-recourse Indebtedness" means Indebtedness the terms of which provide that the lender's claim for repayment of such Indebtedness is limited solely to a claim against the property which secures such Indebtedness.

   "Obligations" means any principal, interest, premium, if any, penalties, fees, indemnifications, reimbursements, expenses, damages or other liabilities or amounts payable under the documentation governing or otherwise in respect of any Indebtedness.

   "Permitted Holders" means (i) an employee stock ownership plan or other employee benefit plan covering employees of MGM MIRAGE and its Subsidiaries and (ii) Tracinda Corporation, its Affiliates and, with respect to any natural Person that is an Affiliate, any Related Persons of such Person.

   "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

   "Principal Property" means any real estate or other physical facility or depreciable asset or securities the net book value of which on the date of determination exceeds the greater of $25 million and 2% of Consolidated Net Tangible Assets.

   "Related Persons" means, with respect to any natural Person, (i) such Person's spouse, former spouses, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of any such natural Persons, (ii) the estate of such natural Person and (iii) any corporation, partnership, trust or other Person controlled by, and in which at least 50% of the interests therein are owned by, one or more of any of such natural Person, such spouse, former spouses, parents and descendants (whether by blood or adoption, and including stepchildren) and the spouses of any such natural Persons.

   "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times be the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

   "Sale and Lease-Back Transaction" means any arrangement with a person (other than MGM MIRAGE or any of its Subsidiaries), or to which any such person is a party, providing for the leasing to MGM MIRAGE or any of its Subsidiaries for a period of more than three years of any Principal Property which has been or is to be sold or transferred by MGM MIRAGE or any of its Subsidiaries to such person, or to any other person (other than MGM MIRAGE of any of its Subsidiaries) to which funds have been or are to be advanced by such person on the security of the leased property.

   "Senior Indebtedness" means the following Obligations of MGM MIRAGE or any Subsidiary Guarantor, as the case may be, whether outstanding on the date of the offering or thereafter Incurred, unless such Obligation is Indebtedness that is expressly made equal or subordinate in right of payment to the notes or the Subsidiary Guarantees, by its terms or the terms of any issuing agreement or instrument:

     (i) all Indebtedness and all other Obligations of MGM MIRAGE or any Subsidiary Guarantor, as the case may be, under (or in respect of) the Credit Facilities and all Interest Rate Agreements and Currency Agreements with respect thereto;

     (ii) all Indebtedness and all other obligations of MGM MIRAGE or any Subsidiary Guarantor, as the case may be, under (or in respect of) the Senior Notes;

     (iii) all interest accruing subsequent to events of bankruptcy of MGM MIRAGE or any Subsidiary Guarantor at the rate provided for in the document governing any Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under bankruptcy law; and

     (iv) all other Indebtedness and all other Obligations of MGM MIRAGE or any Subsidiary Guarantor, unless it is expressly stated in the governing terms or in the assumption thereof that such Indebtedness is not "Senior Indebtedness."

   Notwithstanding the foregoing, the term "Senior Indebtedness" shall not include:

  . any Indebtedness of MGM MIRAGE to any of its Subsidiaries, or to a Joint Venture in which MGM MIRAGE or any of its Subsidiaries has an interest;

  . any Indebtedness of any Subsidiary of MGM MIRAGE to MGM MIRAGE or any other Subsidiary of MGM MIRAGE, or to a Joint Venture in which MGM MIRAGE or any of its Subsidiaries has an interest;

  . any Indebtedness that was Non-recourse Indebtedness when Incurred by either MGM MIRAGE or any Subsidiary Guarantor;

  . any Indebtedness of MGM MIRAGE or any Subsidiary Guarantor, as the case may be, to the extent not permitted by the "Limitation on Senior Subordinated Indebtedness" covenant described above;

  . any Indebtedness to any employee of either MGM MIRAGE or any of its Subsidiaries;

  . any liability for taxes owed or owing by either MGM MIRAGE or any of its Subsidiaries; or

  .  any trade payables.

   "Senior Notes" means (i) MGM MIRAGE's 6.95% senior collateralized notes due 2005 in the original aggregate principal amount of $300 million, (ii) MGM MIRAGE's 6.875% senior collateralized notes due 2008 in the original aggregate principal amount of $200 million, (iii) MGM MIRAGE's 8.50% Senior Notes due 2010 in the original aggregate principal amount of $850 million, and (iv) the Mirage Notes.

   "Subsidiary" of any specified Person means any corporation, partnership or limited liability company of which at least a majority of the outstanding stock (or other equity interests) having by the terms thereof ordinary voting power for the election of directors (or the equivalent) of such Person (irrespective of whether or not at the time stock (or other equity interests) of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person, or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries.

   "Treasury Securities" mean any obligations issued or guaranteed by the United States government or any agency thereof.

   "Treasury Yield" means the yield to maturity at the time of computation of Treasury Securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the then remaining average life of the notes, provided that if the average life of the notes is not equal to the constant maturity of a Treasury Security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of Treasury Securities for which such yields are given, except that if the average life of the notes is less than one year, the weekly average yield on actually traded Treasury Securities adjusted to a constant maturity of one year shall be used.

   "Voting Stock" of any Person means all classes of capital stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

   "Wholly Owned Subsidiary Guarantor" means, at any time, a Subsidiary Guarantor all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by MGM MIRAGE or its other Wholly Owned Subsidiary Guarantors.

                             PLAN OF DISTRIBUTION

   The selling security holder will pay all fees and expenses incurred in connection with the preparation and filing of this registration statement. We have agreed to maintain the effectiveness of the registration statement until all of these notes have been sold.

   The selling security holder may sell the notes included in this prospectus in one or more of the following transactions:

  .  on any national securities exchange on which the notes may be listed;

  .  in the over-the-counter market;

  .  in privately-negotiated transactions; or

  .  in a combination of such methods of sale.

   The selling security holder may sell his notes at:

  .  market prices prevailing at the time of the sale;

  .  negotiated prices; or

  .  fixed prices.

   The selling security holder may offer his notes in any manner permitted by law, including to or through underwriters, brokers, dealers or agents and directly to one or more purchasers. Sales of the notes may involve:

  . sales to underwriters who will acquire the notes for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at the time of sale;

  . block transactions in which the broker or dealer engaged will attempt to sell the notes as an agent but may position and resell a portion of the block as a principal to facilitate the transaction;

  . purchases by a broker or dealer as principal and resale by such broker or dealer for its account;

  . an exchange distribution in accordance with the rules of any such exchange; or

  . ordinary brokerage transactions and transactions in which a broker solicits purchasers.

   Brokers and dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holder and/or the purchasers of the notes for whom such brokers or dealers may act as agent or to whom they may sell as principal, or both. The selling security holder and any broker or dealer that participates in the distribution of notes may be deemed to be "underwriters" as that term is defined in Section 2(11) of the Securities Act. Any commissions received by such broker or dealer and profit on any resale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act. In addition, such a determination may subject them to the prospectus delivery requirements of the Securities Act. In the event the selling security holder engages an underwriter in connection with the sale of the notes, to the extent required, a prospectus supplement will be distributed, which will set forth the amount of the notes being offered and the terms of the offering, including the name of the underwriter and any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers.

   The selling security holder may from time to time pledge the notes owned by him to secure margin or other loans made to him. Thus, the person or entity receiving the pledge of any of the notes may sell them, in a foreclosure sale or otherwise, in the same manner as described above for the selling security holder.

   The selling security holder is our affiliate and may sell all or a portion of his notes covered by this prospectus in open market transactions in reliance on Rule 144 under the Securities Act, provided that the selling security holder meets the criteria and conforms to the requirements of such rule.

   We have not been advised of any selling arrangement at the date of this prospectus between the selling security holder and any broker-dealer or agent. We will not receive any of the proceeds from the sale of the notes by the selling security holder.

   We have agreed to indemnify the selling security holder for certain liabilities, including liabilities arising under the Securities Act.

                                 LEGAL MATTERS

   The validity of the notes offered hereby will be passed upon for us by Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, Los Angeles, California. Terry N. Christensen, a partner of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, and Gary N. Jacobs, who is of counsel to that firm, are members of our board of directors, and Mr. Jacobs is also Executive Vice President & General Counsel of MGM MIRAGE. They and other attorneys in that firm beneficially own an aggregate of 15,623 shares of our common stock. Certain legal matters with respect to Nevada law will be passed upon for us by Lionel Sawyer & Collins, Las Vegas, Nevada.

                                    EXPERTS

   The audited consolidated financial statements and schedule of MGM MIRAGE (formerly MGM Grand, Inc.) incorporated by reference in this prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Reference is made to said report which includes an explanatory paragraph with respect to the change in accounting for start-up activities in 1999 as discussed in Note 2 to the MGM MIRAGE (formerly MGM Grand, Inc.) consolidated financial statements.

   The audited consolidated financial statements and schedule of Mirage Resorts, Incorporated, incorporated by reference in this prospectus and elsewhere in this registration statement have been audited by Arthur
Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to said report which includes an explanatory paragraph with respect to the change in accounting for start-up activities in 1999 as discussed in Note 2 to the Mirage Resorts, Incorporated consolidated financial statements.

                          FORWARD-LOOKING STATEMENTS

   This prospectus includes "forward-looking statements" that are subject to risks and uncertainties. In portions of this prospectus, the words "anticipates," "believes," "estimates," "seeks," "expects," "plans," "intends" and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, and have based these expectations on our beliefs as well as assumptions we have made, such expectations may prove to be incorrect. Important factors that could cause actual results to differ materially from such expectations are disclosed in this prospectus, including, without limitation, those set forth under "Risk Factors," beginning on page 1, as well as the following factors:

  .  development and construction activities;

  .  dependence on existing management;

  . leverage and debt service, including sensitivity to fluctuations in interest rates;

  . domestic or international economic conditions, including sensitivity to fluctuations in foreign currencies;

  .  competition and changes in customer demand;

  . ability to achieve certain cost savings, asset sales and revenue enhancements;

  . challenges imposed by the integration of Mirage's hotel/casino properties into our operations;

  . changes or uncertainties in federal or state tax laws or the administration of such laws;

  . changes or uncertainties in gaming laws or regulations, including legalization of gaming in certain jurisdictions; and

  . any requirement to apply for licenses and approvals under applicable laws, including gaming laws, on our part or on the part of our suppliers.

   All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. The forward-looking statements included or incorporated herein are made only as of the date of this prospectus, or as of the date of the documents incorporated by reference. We do not intend, and undertake no obligation, to update these forward-looking statements.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file, and prior to the merger Mirage filed, annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy, at prescribed rates, any document we or Mirage has filed at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 (1-800-732-0330) for further information on the public reference rooms. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). You also may read and copy reports and other information filed by us at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   We have filed a registration statement and related exhibits with the Commission under the Securities Act of 1933. The registration statement contains additional information about us and the notes offered hereby. You may inspect the registration statement and its exhibits without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and obtain copies, at prescribed rates, from the Commission.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The Commission allows us to "incorporate by reference" information filed with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information filed later by us with the Commission will automatically update and supersede this information.

   We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

  .  Our Annual Report on Form 10-K for the year ended December 31, 1999;

  .  Our Form 10-K/A filed with the Commission on May 5, 2000;

  . Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2000 and June 30, 2000;

  . Our Current Reports on Form 8-K dated February 23, 2000, February 28, 2000, March 6, 2000 April 11, 2000, May 17, 2000, May 18, 2000, May 19,
     2000, May 22, 2000, May 31, 2000, September 6, 2000 and September 12,
     2000;

  .  Our Definitive Proxy Statement filed with the Commission on July 6,
     2000;

  . Mirage Resorts, Incorporated Annual Report on Form 10-K for the year ended December 31, 1999;

  . Mirage Resorts, Incorporated Proxy Statement filed with the Commission on February 23, 2000;

  . Mirage Resorts, Incorporated Registration Statement on Form 8-A12B filed with the Commission on March 10, 2000;

  . Mirage Resorts, Incorporated Preliminary Proxy Statement filed with the Commission on March 24, 2000;

  . Mirage Reports, Incorporated Amended Registration Statement on Form 8-A12B/A filed with the Commission on April 7, 2000;

  . Mirage Resorts, Incorporated Amended Preliminary Proxy Statement filed with the Commission on April 25, 2000;

  . Mirage Resorts, Incorporated Quarterly Report on Form 10-Q for the period ended March 31, 2000;

  . Mirage Resorts, Incorporated Definitive Proxy Statement filed with the Commission on May 5, 2000; and

  . Mirage Resorts, Incorporated Soliciting Material filed with the Commission on May 16, 2000.

   All documents and reports filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and on or prior to the termination of the offering of the notes made by this prospectus are deemed to be incorporated by reference in this prospectus from the date of filing of such documents or reports, except as to any portion of any future annual or quarterly reports or proxy statements which is not deemed to be filed under those sections. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

   Any person receiving a copy of this prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to: Scott Langsner, Senior Vice President, Secretary/Treasurer, MGM MIRAGE, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109; telephone number: (702) 693-7120. A copy will be provided by first class mail or other equally prompt means within one business day after receipt of your request.

                                                                     APPENDIX I
                        DESCRIPTION OF DEBT SECURITIES
              (Reproduced from our Prospectus dated May 5, 2000)

   The following provides a general description of the terms of the debt securities which we may issue. The particular terms of any debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions set forth below may not apply will be described in the prospectus supplement relating to those debt securities.

   We filed a form of indenture as an exhibit to the registration statement of which this prospectus is a part. The debt securities will be issued under one or more indentures, each dated as of a date on or before the issuance of the debt securities to which it relates and in the form filed, subject to any amendments or supplements as we may adopt from time to time. Each indenture will be entered into between us, as obligor, a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939, and any of our subsidiaries which guarantee our obligations under the indenture. You should read the indenture because it, and not this description, will control your rights as a holder of debt securities. The terms of the indenture are also governed by the Trust Indenture Act.

General

   The debt securities will be our direct obligations, which will be unsecured, rank subordinate to our credit facilities, of which $680 million was outstanding on March 23, 2000 and may rank subordinate to, equally with or senior to our other indebtedness, including our senior notes, of which $500 million was outstanding on March 23, 2000. Our credit facilities will provide that unsecured subordinated debt securities may be issued under an indenture without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution from our board of directors or as established in one or more indentures supplemental to the indenture. All debt securities of one series do not need to be issued at the same time. Additionally, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

Terms of the Debt Securities

   You should refer to the prospectus supplement for the following terms of each series of the debt securities in respect of which this prospectus is being delivered:
  . the designation, aggregate principal amount and authorized denominations of the series;
  . the issue price as a percentage of the principal amount at which the series will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity or upon redemption thereof and the rate or rates at which original issue discount will accrue;
  .  the date or dates on which the series will mature;
  . the rate or rates per annum, if any, at which the series will bear interest;
  . the times from which any interest will accrue, be payable and the record dates pertaining thereto;
  . the place or places where the principal and interest, if any, on the series will be payable;
  .  any redemption or other special terms;
  . the events of default and covenants relating to the debt securities which are in addition to, modify or delete those described herein;
  . whether the debt securities will be issued in certificated or book-entry form, and the denominations thereof;
  . if applicable, the terms of any right to convert debt securities into shares of our common stock or other securities or property;
  . provisions, if any, for the defeasance or discharge of certain of our obligations with respect to such debt securities, which provisions may be in addition to, in substitution for, or in modification of (or any combination of the foregoing), the provisions of the indenture;

  . the manner in which the amounts of payment of principal of, premium, if any, or any interest on such debt securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies other than that in which such debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

  . a discussion of any material and/or special United States federal income tax considerations applicable to such debt securities;

  . any depositaries, trustees, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities other than those originally appointed;

  . whether such debt securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in a temporary global form or permanent global form;

  . the terms, if any, on which such debt securities will be subordinate to other debt;

  . any listing or intended listing of the debt securities on a securities exchange;

  . the provisions, if any, relating to any guarantees of the debt securities; and

  . any other terms of the debt securities, which will not be inconsistent with the provisions of the indenture.

   Our debt securities may be sold at a discount below their principal amount. Even if our debt securities are not issued at a discount below their principal amount, these securities may, for United States federal income tax purposes, be deemed to have been issued with original issue discount because of certain interest payment or other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement. In addition, special United States federal tax considerations or other restrictions or terms applicable to any debt securities offered exclusively to foreigners or denominated in a currency other than United States dollars will also be set forth in the prospectus supplement, if applicable.

Information About the Trustee

   Our indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. Any trustee under our indenture may resign at any time or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. If two or more persons are acting as trustees with respect to different series of debt securities, each trust shall be separate and apart from the trust administered by any other trustee. Except as indicated in this prospectus or any prospectus supplement, any action to be taken by the trustee may be taken only with respect to the one or more series of debt securities for which it is trustee under the indenture.

Merger, Consolidation or Sale of Assets

   Our indenture does not allow us to consolidate or merge with or into, or sell, assign, convey, transfer or lease our properties and assets, substantially in their entirety, as computed on a consolidated basis, to another corporation, person or entity unless:

  . either we are the surviving person, in the case of a merger or consolidation, or the successor or transferee is a corporation organized under the laws of the United States, or any state thereof or the District of Columbia and the successor or transferee corporation expressly assumes, by supplemental indenture, all of our obligations under the debt securities and the indenture; and

  . no default or event of default exists immediately after such transaction.

Denominations

   Unless we specify in the prospectus supplement, the debt securities of any series will be issuable only as debt securities in denominations of $1,000, and any integral multiples thereof, and will be payable only in U.S. dollars. The indenture also provides that debt securities of a series may be issuable in global form. See "Global Securities" below.

Registration and Transfer

   If you surrender for transfer your registered debt securities at the office or agency we maintain for such purpose, we will deliver, in the name you have designated as transferee, one or more new debt securities of the same series of like aggregate principal amount in such denominations as are authorized for debt securities of such series and of a like maturity and with like terms and conditions. You will not incur a service charge for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

   We will not be required to:

  . register, transfer or exchange debt securities of any series during a period beginning with the opening of business 15 days before the day of the transmission of a notice of redemption of debt securities of such series selected for redemption, and ending at the close of business on the day of the transmission; or

  . register, transfer or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Events of Default

   Unless we inform you otherwise in the prospectus supplement, events of default means any of the following:

  . default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

  . default in the payment of principal of or premium, if any, on any debt security of that series when due;

  . if applicable, default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

  . default in the performance, or breach, of any covenants or warranties in the indenture if the default continues uncured for a period of 60 days after written notice to us by the applicable trustee or to us and the applicable trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture; and

  .  certain events of bankruptcy, insolvency or reorganization.

   If an event of default for any series of debt securities, which are at that time outstanding, occurs and continues, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us, and to the applicable trustee if given by the holders, declare to be due and payable immediately the principal, or, if the debt securities of that series are discount securities, such portion of the principal amount as may be specified in the terms of that series and premium, if any, of all debt securities of that series.

   At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may, subject to our having paid or deposited with the trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal and premium, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. For information as to waiver of defaults see the discussion set forth below under "Modification and Waiver."

   You should refer to our prospectus supplement with regard to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence and continuation of an event of default.

   The indenture provides that the trustee is not obligated to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

   No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless such holder shall have previously given to the applicable trustee written notice of a continuing event of default with respect to debt securities of that series and the holders of at least 25% in principal amount of the outstanding debt securities of that series shall have made written request, and offered reasonable indemnity, to such trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and any interest on such debt security on or after the due dates expressed in such debt security and to institute suit for the enforcement of any such payment.

   We are required by the indenture, within 120 days after the end of each fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee with respect to any series of debt securities may withhold notice to the holders of debt securities of such series of any default or event of default (except a default in payment on any debt securities of such series) with respect to debt securities of such series if and so long as a committee of its trust officers, in good faith, determines that withholding such notice is in the interest of the holders of debt securities of such series.

Modification and Waiver

   We and the applicable trustee, at any time and from time to time, may modify the indenture without prior notice to or consent of any holder of any series of debt securities for any of the following purposes:

  . to permit a successor corporation to assume our covenants and obligations under the indenture and in such series of debt securities in accordance with the terms of the indenture;

  . to add to our covenants for the benefit of the holders of any series of debt securities (and if the covenants are to be for the benefit of less than all the series, we shall state that the covenants are expressly being included solely for the benefit of the applicable series);

  .  to surrender any of our rights or powers conferred in the indenture;

  . to add any additional events of default (and if the events of default are to be applicable to less than all series, we shall state that the events of default are expressly being included solely for the benefit of the applicable series);

  . to add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision and as to which the modification would apply;

  . to secure a series of debt securities or to provide that our obligations under a series of debt securities or the indenture will be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

  . to supplement any of the provisions of the indenture to the extent needed to permit or facilitate the defeasance and discharge of a series of debt securities in a manner that will not adversely affect the interests of the holders of debt securities of that series or any other series of debt securities issued under the indenture in any material respect;

  . to establish the form or terms of debt securities as permitted by the indenture;

  . to provide for the acceptance of appointment by a successor trustee regarding one or more series of debt securities and to add to or change any of the provisions of the indenture as is necessary to provide for the administration of the trusts by more than one trustee;

  . to comply with the requirements of the Securities and Exchange Commission in connection with qualification of the indenture under the Trust Indenture Act;

  .  to cure any ambiguity;

  . to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision in the indenture;

  . to eliminate any conflict between the terms of the indenture and the debt securities and the Trust Indenture Act; or

  . to make any other provisions with respect to matters or questions arising under the indenture which will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect in any material respect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

   We may also modify the indenture for any other purpose if we receive the written consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by such modification voting separately. However, we may not, without the consent of the holder of each outstanding debt security of each series affected:

  . change the stated maturity or reduce the principal amount or the rate of interest, or extend the time for payment of interest of any debt security or any premium payable upon the redemption of any debt security, or change the stated maturity of, or reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity of a discount security or impair the right to institute suit for the enforcement of any payment on or after the due date thereof (including, in the case of redemption, on or after the redemption date), or alter any redemption provisions in a manner adverse to the holders of such series of debt securities;

  . reduce the percentage in principal amount of the outstanding debt securities of a series where the consent of the holder is required for any such amendment, supplemental indenture or waiver which is provided for in the indenture;

  . if applicable, adversely affect the right of a holder to convert any debt security;

  . modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security which would be affected; or

  . modify any provision described in the prospectus supplement as requiring the consent of each affected holder of debt securities.

   A modification which changes or eliminates any covenant or other provision of the indenture with respect to one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of a series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

   The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of such series waive any default and its consequences under the indenture, except (1) a continuing default in the payment of interest on, premium, if any, or the principal of, any such debt security held by a nonconsenting holder or (2) a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Defeasance of Debt Securities or Certain Covenants in Certain Circumstances

   Defeasance and Discharge. The indenture provides that we may be discharged from any and all obligations under any debt securities other than:

  . certain obligations to pay additional amounts, if any, upon the occurrence of certain tax, assessment or governmental charge events regarding payments on debt securities;

  .  to register the transfer or exchange of debt securities;

  .  to replace stolen, lost or mutilated debt securities; or

  .  to maintain paying agencies and to hold money for payment in trust.

   We may only defease and discharge all of our obligations under the debt securities of any series if:

  . we irrevocably deposit with the trustee, in trust, the amount, as certified by an officers' certificate, of money and/or U.S. government obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will be sufficient to pay and discharge each installment of principal and premium, if any and any interest on, and any mandatory sinking fund payments in respect of, the debt securities of such series on the dates such payments are due; and

  . we deliver to the trustee an opinion of counsel or a ruling from the United States Internal Revenue Service, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge.

   Defeasance of Certain Covenants. Upon compliance with certain conditions, we may omit to comply with certain restrictive covenants contained in the indenture or in the applicable prospectus supplement or any other restrictive covenant relating to any series of debt securities provided for in a board resolution or supplemental indenture which by its terms may be defeased pursuant to the terms of such series of debt securities. Any omission to comply with our obligations or covenants shall not constitute a default or event of default with respect to any debt securities. In that event, you would lose the protection of these covenants, but would gain the protection of having money and/or U.S. government obligations set aside in trust to repay the series of debt securities. We may only defease any covenants if, among other requirements:

  . we deposit with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in respect to such obligations, in accordance with their terms, will provide money in an amount, as certified by an officers' certificate, sufficient to pay principal, premium, if any, and any interest on and any mandatory sinking fund payments in respect of the debt securities of such series on the dates such payments are due; and

  . we deliver to the trustee an opinion of counsel or a ruling from the United States Internal Revenue Service to the effect that the holders of the debt securities of such series will not recognize income, gain or loss, for United States federal income tax purposes, as a result of the covenant defeasance.

Limited Liability of Certain Persons

   The indenture provides that none of our past, present or future stockholders, incorporators, employees, officers or directors, or of any successor corporation or any of our affiliates shall have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such stockholder, incorporator, employee, officer or director.

Mandatory Disposition Pursuant to Gaming Laws

   The indenture provides that each holder and beneficial owner, by accepting any of the debt securities subject thereto, shall be deemed to have agreed that if the gaming authority of any jurisdiction of which we or any of our subsidiaries conducts or proposes to conduct gaming, requires that a person who is a holder or the beneficial owner of the debt securities be licensed, qualified or found suitable under applicable gaming laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such person fails to apply or become licensed or qualified or is found unsuitable, we shall have the right, at our option:

  . to require such person to dispose of its debt securities or beneficial interest therein within 30 days of receipt of notice of our election or such earlier date as may be requested or prescribed by such gaming authority; or

  . to redeem such debt securities (possibly within less than 30 days following the notice of redemption if so required or prescribed by the applicable gaming authority) at a redemption price equal to

    (1) the lesser of:

      (a) such person's cost; and

      (b) 100% of the principal amount thereof,

       plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability or failure to comply; or

    (2) such other amount as may be required by applicable law or by order of any applicable gaming authority.

   We shall notify the trustee in writing of any such redemption as soon as practicable. We shall not be responsible for any costs or expenses any such holder may incur in connection with its application for a license, qualification or a finding of suitability.

Conversion Rights

   The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities or property will be set forth in the applicable prospectus supplement. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities.

Guarantee

   The indenture provides that one or more of our subsidiaries may be a guarantor and may "guarantee" the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all of our obligations under the debt securities of any series and the indenture. The liability of the guarantors will be independent of and not in consideration of or contingent upon our liability or any other party obligated under the debt securities or the indenture. A separate action or actions may be brought or prosecuted against us or any other party obligated under the debt securities or the indenture whether or not we or any other party obligated under the debt securities or the indenture are joined in any such action or actions. However, any guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the guarantor without rendering the guarantee, as it relates to such guarantor, voidable under Section 548 of the Federal Bankruptcy Code or any applicable provision of comparable state law. This guarantee will be a continuing guarantee and will remain in full force and effect until payment in full of all of the guaranteed obligations.

Payment and Paying Agents

   We covenant and agree, for the benefit of each series of debt securities, that we will duly and punctually pay the principal of, premium, if any, and any interest on the debt securities in accordance with the terms of the debt securities and the indenture. We will maintain an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the indenture may be served.

Global Securities

   The debt securities of any series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities will be in registered form and may be issued in either temporary or permanent form. The specific terms of the depositary arrangement regarding a series of debt securities will be described in the applicable prospectus supplement relating to such series.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   All expenses, other than the Commission's registration fee, are estimated.

   Commission registration fee......................................... $13,728
   Printing and shipping expenses......................................   5,000
   Accountants' fees and expenses......................................   5,000
   Legal fees and expenses.............................................  30,000
   Miscellaneous.......................................................   5,000
                                                                        -------
     Total............................................................. $58,728
                                                                        =======

Item 15. Indemnification of Directors and Officers.

   Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding, other than an action, suit or proceeding in the name of the corporation, in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of the liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

   Article II, Section 12 of the Bylaws of MGM MIRAGE provides for indemnification of persons to the extent permitted by the Delaware General Corporation Law.

   In accordance with Section 102(b)(7) of the Delaware Law, the Certificate of Incorporation, as amended, of MGM MIRAGE limits the personal liability of its directors for violations of their fiduciary duty. The Certificate of Incorporation eliminates each director's liability to MGM MIRAGE or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to MGM MIRAGE or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the section of the Delaware law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. This provision will not, however, limit in any way the liability of directors for violations of the Federal securities laws.

   MGM MIRAGE carries directors' and officers' liability insurance policies which are maintained in effect on a yearly basis.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling MGM MIRAGE pursuant to the foregoing provisions, MGM MIRAGE has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

  4   Indenture, dated as of May 31, 2000, among MGM MIRAGE, as issuer, the
      Subsidiary Guarantors, as guarantors, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4 to our Current Report on
      Form 8-K dated May 22, 2000).
 5.1  Opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro,
      LLP.
 5.2  Opinion of Lionel Sawyer & Collins.
 12   Computation of Ratio of Earnings to Fixed Charges.
 23.1 Consent of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP
      (set forth as part of Exhibit 5.1).
 23.2 Consent of Lionel Sawyer & Collins (set forth as part of Exhibit 5.2).
 23.3 Consent of Arthur Andersen LLP.
 23.4 Consent of Arthur Andersen LLP.
 25   Statement of eligibility of trustee on Form T-1 (incorporated by reference to Form 305 B2 filed on May 11, 2000).

--------

Item 17. Undertakings

  (a)  MGM MIRAGE hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by MGM MIRAGE pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) MGM MIRAGE hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of MGM MIRAGE's annual report on Form 10-K pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the

Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of MGM MIRAGE pursuant to the provisions of Item 15 hereof, or otherwise, MGM MIRAGE has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by MGM MIRAGE of expenses incurred or paid by a director, officer or controlling person of MGM MIRAGE in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, MGM MIRGE will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (i)  The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (3) For purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MGM MIRAGE

                                          By         *
                                          _____________________________________
                                                     James J. Murren
                                              President and Chief Financial
                                                         Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
                 *                   Chairman of the Board          October 13, 2000
____________________________________
         J. Terrence Lanni

                 *                   Co-Chief Executive Officer     October 13, 2000
____________________________________ and Director (Principal
          John T. Redmond            Executive Officer)
                 *                   Co-Chief Executive Officer     October 13, 2000
____________________________________ and Director (Principal
           Daniel M. Wade            Executive Officer)
                 *                   President, Chief Financial     October 13, 2000
____________________________________ Officer and Director
          James J. Murren            (Principal Financial and
                                     Accounting Officer)
                                     Director                               , 2000
____________________________________
           James D. Aljian
                 *                   Director                       October 13, 2000
____________________________________
          Robert H. Baldwin
                 *                   Director                       October 13, 2000
____________________________________
           Fred Benninger
                 *                   Director                       October 13, 2000
____________________________________
        Terry N. Christensen
                 *                   Director                       October 13, 2000
____________________________________
          Glenn A. Cramer

             Signature                           Title                    Date
             ---------                           -----                    ----

                 *                   Director                       October 13, 2000
____________________________________
          Willie D. Davis

                 *                   Director                       October 13, 2000
____________________________________
       Alexander M. Haig, Jr.

                 *                   Director                       October 13, 2000
____________________________________
           Gary N. Jacobs

____________________________________ Director                               , 2000
           Kirk Kerkorian

                                     Director                               , 2000
____________________________________
          George J. Mason

                                     Director                               , 2000
____________________________________
          Ronald M. Popeil

                 *                   Director                       October 13, 2000
____________________________________
          Walter M. Sharp

                 *                   Director                       October 13, 2000
____________________________________
          Daniel B. Wayson

                                     Director                               , 2000
____________________________________
        Melvin B. Wolzinger

                 *                   Director                       October 13, 2000
____________________________________
          Alex Yemenidjian

                 *                   Director                       October 13, 2000
____________________________________
           Jerome B. York


       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Hotel, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MGM GRAND HOTEL, INC.

                                                           *
                                          By: _________________________________
                                                   William J. Hornbuckle
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President and Chief           October 13, 2000
 ____________________________________  Operating Officer
        William J. Hornbuckle          (Principal Executive
                                       Officer)

                  *                   Senior Vice President and     October 13, 2000
 ____________________________________  Chief Financial Officer
            Corey Sanders              (Principal Financial and
                                       Accounting Officer)

                  *                   Chairman                      October 13, 2000
 ____________________________________
            Daniel M. Wade

                  *                   Director                      October 13, 2000
 ____________________________________
           James J. Murren

                  *                   Director                      October 13, 2000
 ____________________________________
           John T. Redmond

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Movieworld, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MGM GRAND MOVIEWORLD, INC.

                                                           *
                                          By: _________________________________
                                                   William J. Hornbuckle
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President and Chief           October 13, 2000
 ____________________________________  Operating Officer
        William J. Hornbuckle          (Principal Executive
                                       Officer)

                  *                   Senior Vice President and     October 13, 2000
 ____________________________________  Chief Financial Officer
            Corey Sanders              (Principal Financial and
                                       Accounting Officer)

                  *                   Chairman                      October 13, 2000
 ____________________________________
            Daniel M. Wade

                  *                   Director                      October 13, 2000
 ____________________________________
           James J. Murren

                  *                   Director                      October 13, 2000
 ____________________________________
           John T. Redmond

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Grand Laundry, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          GRAND LAUNDRY, INC.

                                                           *
                                          By: _________________________________
                                                   William J. Hornbuckle
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President and Chief           October 13, 2000
 ____________________________________  Operating Officer
        William J. Hornbuckle          (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial
            Scott Langsner             and Accounting Officer)

                  *                   Chairman                      October 13, 2000
 ____________________________________
            Daniel M. Wade

                  *                   Director                      October 13, 2000
 ____________________________________
           James J. Murren

                  *                   Director                      October 13, 2000
 ____________________________________
           John T. Redmond

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Destron, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          DESTRON, INC.

                                                           *
                                          By: _________________________________
                                                       Robert V. Moon
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President and Chief           October 13, 2000
  ___________________________________  Operating Officer
            Robert V. Moon             (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer           October 13, 2000
  ___________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)

                  *                                                 October 13, 2000
  ___________________________________
            Daniel M. Wade            Chairman

                  *                                                 October 13, 2000
  ___________________________________
            James J. Murren           Director

                  *                                                 October 13, 2000
  ___________________________________
            John T. Redmond           Director

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Destron Marketing, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          DESTRON MARKETING, INC.

                                                           *
                                          By: _________________________________
                                                       Robert V. Moon
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President (Principal          October 13, 2000
 ____________________________________  Executive Officer)
            Robert V. Moon

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)

                  *                                                 October 13, 2000
 ____________________________________
            Daniel M. Wade            Chairman

                  *                                                 October 13, 2000
 ____________________________________
           James J. Murren            Director

                  *                                                 October 13, 2000
 ____________________________________
           John T. Redmond            Director

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Merchandising, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MGM GRAND MERCHANDISING, INC.

                                                           *
                                          By: _________________________________
                                                   William J. Hornbuckle
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President (Principal          October 13, 2000
 ____________________________________  Executive Officer)
        William J. Hornbuckle

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial
            Scott Langsner             and Accounting Officer)

                  *                   Chairman                      October 13, 2000
 ____________________________________
            Daniel M. Wade

                  *                   Director                      October 13, 2000
 ____________________________________
           James J. Murren

                  *                   Director                      October 13, 2000
 ____________________________________
           John T. Redmond

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Atlantic City, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MGM GRAND ATLANTIC CITY, INC.

                                          By:
                                                           *
                                             __________________________________
                                                      James J. Murren
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----
                 *                   Chairman, President and       October 13, 2000
____________________________________  Chief Operating Officer
          James J. Murren             (Principal Executive
                                      Officer)

                 *                   Secretary/Treasurer and       October 13, 2000
____________________________________  Chief Financial Officer
           Scott Langsner             (Principal Financial and
                                      Accounting Officer)

                 *                   Director                      October 13, 2000
____________________________________
          John T. Redmond

                 *                   Director                      October 13, 2000
____________________________________
           Daniel M. Wade

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Mirage Development, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MGM MIRAGE DEVELOPMENT, INC.

                                                           *
                                          By: _________________________________
                                                    Kenneth A. Rosevear
                                               President and Chief Operating
                                                          Officer

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   Chairman, President and       October 13, 2000
 ____________________________________  Chief Operating Officer
         Kenneth A. Rosevear           (Principal Executive
                                       Officer)

                  *                   Director and                  October 13, 2000
 ____________________________________  Secretary/Treasurer
            Scott Langsner             (Principal Financial and
                                       Accounting Officer)
        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Detroit, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MGM GRAND DETROIT, INC.

                                                           *
                                          By: _________________________________
                                                      John T. Redmond
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President and Chairman        October 13, 2000
 ____________________________________  (Principal Executive
           John T. Redmond             Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
            Daniel M. Wade

                  *                   Director                      October 13, 2000
 ____________________________________
           James M. Murren

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, New York-New York Hotel & Casino, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          NEW YORK-NEW YORK HOTEL & CASINO,
                                          LLC

                                                           *
                                          By: _________________________________
                                                      Felix Rappaport
                                                 President, Chief Operating
                                                Officer and General Manager

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                    Date
              ---------                           -----                    ----

                  *                   President, Chief Operating     October 13, 2000
 ____________________________________  Officer and General Manager
           Felix Rappaport             (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer            October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)

                  *                   Chairman                       October 13, 2000
 ____________________________________
            Daniel M. Wade

                  *                   Director                       October 13, 2000
 ____________________________________
           James J. Murren

                  *                   Director                       October 13, 2000
 ____________________________________
           John T. Redmond

        /s/ Scott Langsner                                           October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Metropolitan marketing, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          METROPOLITAN MARKETING, LLC

                                                           *
                                          By: _________________________________
                                                      Felix Rappaport
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                    Date
              ---------                           -----                    ----

                  *                   President and Chief            October 13, 2000
 ____________________________________  Operating Officer
           Felix Rappaport             (Principal Executive
                                       Officer)

                  *                   Vice President of Finance      October 13, 2000
 ____________________________________  and Chief Financial Officer
            Yvette Harris              (Principal Financial and
                                       Accounting Officer)

                  *                   Director                       October 13, 2000
 ____________________________________
           James J. Murren

                  *                   Director                       October 13, 2000
 ____________________________________
            Daniel M. Wade

                  *                   Director                       October 13, 2000
 ____________________________________
           John T. Redmond

        /s/ Scott Langsner                                           October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, The Primadonna Company, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          THE PRIMADONNA COMPANY, LLC

                                                           *
                                          By: _________________________________
                                                        George Boyer
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President (Principal          October 13, 2000
 ____________________________________  Executive Officer)
             George Boyer

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)

                  *                   Chairman                      October 13, 2000
 ____________________________________
           John T. Redmond

                  *                   Director                      October 13, 2000
 ____________________________________
           James J. Murren

                  *                   Director                      October 13, 2000
 ____________________________________
            Daniel M. Wade

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, PRMA, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          PRMA, LLC

                                                           *
                                          By: _________________________________
                                                      John T. Redmond
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   Chairman and President        October 13, 2000
 ____________________________________  (Principal Executive
           John T. Redmond             Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial
            Scott Langsner             and Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
           James J. Murren

                  *                   Director                      October 13, 2000
 ____________________________________
            Daniel M. Wade

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, PRMA Land Development Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          PRMA LAND DEVELOPMENT CO.

                                                           *
                                          By: _________________________________
                                                        George Boyer
                                             President and Assistant Secretary

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President and Assistant       October 13, 2000
 ____________________________________  Secretary (Principal
             George Boyer              Executive Officer)

                  *                   Vice President, Chief         October 13, 2000
 ____________________________________  Financial Officer and
            Paul Roshetko              Assistant Secretary
                                       (Principal Financial and
                                       Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
            Daniel M. Wade

                  *                   Director                      October 13, 2000
 ____________________________________
           James J. Murren

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, PRMA-MS certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          PRMA-MS

                                                           *
                                          By: _________________________________
                                                      John T. Redmond
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President and Chairman        October 13, 2000
 ____________________________________  (Principal Executive
           John T. Redmond             Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
            Daniel M. Wade

                  *                   Director                      October 13, 2000
 ____________________________________
           James M. Murren
        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, New PRMA Las Vegas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000

                                          NEW PRMA LAS VEGAS, INC.

                                                           *
                                          By: _________________________________
                                                       Daniel M. Wade
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   Chairman and President        October 13, 2000
 ____________________________________  (Principal Executive
            Daniel M. Wade             Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial
            Scott Langsner             and Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
           James J. Murren

                  *                   Director                      October 13, 2000
 ____________________________________
           John T. Redmond
        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Mirage Resorts, Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MIRAGE RESORTS, INCORPORATED

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President, Chief Executive    October 13, 2000
 ____________________________________  Officer and Director
          Robert H. Baldwin            (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
          J. Terrence Lanni

                  *                   Director                      October 13, 2000
 ____________________________________
           Alex Yemenidjian
        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, AC Holding Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          AC HOLDING CORP.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President, Chief Operating    October 13, 2000
___________________________________   Officer and Director
         Robert H. Baldwin            (Principal Executive
                                      Officer)

                 *                   Secretary/Treasurer           October 13, 2000
___________________________________   (Principal Financial and
           Scott Langsner             Accounting Officer)

                 *                   Director                      October 13, 2000
___________________________________
         J. Terrence Lanni

                 *                   Director                      October 13, 2000
___________________________________
          Alex Yemenidjian

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, AC Holding Corp. II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          AC HOLDING CORP. II

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                         Title                   Date
              ---------                         -----                   ----

                  *                  President, Chief Operating   October 13, 2000
 __________________________________   Officer and Director
          Robert H. Baldwin           (Principal Executive
                                      Officer)

                  *                  Secretary/Treasurer          October 13, 2000
 __________________________________   (Principal Financial and
           Scott Langsner             Accounting Officer)

                  *                  Director                     October 13, 2000
 __________________________________
          J. Terrence Lanni

                  *                  Director                     October 13, 2000
 __________________________________
          Alex Yemenidjian

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, The April Cook Companies certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          THE APRIL COOK COMPANIES

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President, Chief Operating    October 13, 2000
___________________________________   Officer and Director
         Robert H. Baldwin            (Principal Executive
                                      Officer)

                 *                   Secretary/Treasurer           October 13, 2000
___________________________________   (Principal Financial and
           Scott Langsner             Accounting Officer)

                 *                   Director                      October 13, 2000
___________________________________
         J. Terrence Lanni

                 *                   Director                      October 13, 2000
___________________________________
          Alex Yemenidjian

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Mirage Design Group certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MGM MIRAGE DESIGN GROUP

                                                           *
                                          By: _________________________________
                                                       William Smith
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President and Chief           October 13, 2000
___________________________________   Operating Officer
           William Smith              (Principal Executive
                                      Officer)

                 *                   Vice President of Finance     October 13, 2000
___________________________________   and Treasurer (Principal
           Blair Stanert              Financial and Accounting
                                      Officer)

                 *                   Director                      October 13, 2000
___________________________________
         J. Terrence Lanni

                 *                   Director                      October 13, 2000
___________________________________
          Alex Yemenidjian

                 *                   Director                      October 13, 2000
___________________________________
         Robert H. Baldwin

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Beau Rivage Distribution Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          BEAU RIVAGE DISTRIBUTION CORP.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President, Chief Operating    October 13, 2000
___________________________________   Officer and Director
         Robert H. Baldwin            (Principal Executive
                                      Officer)

                 *                   Secretary/Treasurer           October 13, 2000
___________________________________   (Principal Financial and
           Scott Langsner             Accounting Officer)

                 *                   Director                      October 13, 2000
___________________________________
         J. Terrence Lanni

                 *                   Director                      October 13, 2000
___________________________________
          Alex Yemenidjian
       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Beau Rivage Resorts, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          BEAU RIVAGE RESORTS, INC.

                                                           *
                                          By: _________________________________
                                                         Jeff Dahl
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President and Chief           October 13, 2000
___________________________________   Operating Officer
             Jeff Dahl                (Principal Executive
                                      Officer)

                 *                   Vice President and Chief      October 13, 2000
___________________________________   Financial Officer
            Richard Neal              (Principal Financial and
                                      Accounting Officer)

                 *                   Director                      October 13, 2000
___________________________________
         J. Terrence Lanni

                 *                   Director                      October 13, 2000
___________________________________
          Alex Yemenidjian

                 *                   Director                      October 13, 2000
___________________________________
         Robert H. Baldwin

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Bellagio, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          BELLAGIO, LLC

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President, Chief Operating    October 13, 2000
___________________________________   Officer and Director
         Robert H. Baldwin            (Principal Executive
                                      Officer)

                 *                   Executive Vice President and  October 13, 2000
___________________________________   Chief Financial Officer
            John Strzemp              (Principal Financial and
                                      Accounting Officer)

                 *                   Director                      October 13, 2000
___________________________________
         J. Terrence Lanni

                 *                   Director                      October 13, 2000
___________________________________
          Alex Yemenidjian
       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Boardwalk Casino, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          BOARDWALK CASINO, INC.

                                                           *
                                          By: _________________________________
                                                    Forrest J. Woodward
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President and Chief           October 13, 2000
___________________________________   Operating Officer
        Forrest J. Woodward           (Principal Executive
                                      Officer)

                 *                   Treasurer (Principal          October 13, 2000
___________________________________   Financial and Accounting
          Louis J. Sposato            Officer)

                 *                   Director                      October 13, 2000
___________________________________
         J. Terrence Lanni

                 *                   Director                      October 13, 2000
___________________________________
          Alex Yemenidjian

                 *                   Director                      October 13, 2000
___________________________________
         Robert H. Baldwin

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, GNL, CORP. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          GNL, CORP.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President and Director        October 13, 2000
____________________________________  (Principal Executive
         Robert H. Baldwin            Officer)

                 *                   Vice President, Chief         October 13, 2000
____________________________________  Financial Officer and
          Patrick Wisnicky            Treasurer (Principal
                                      Financial and Accounting
                                      Officer)

                 *                   Director                      October 13, 2000
____________________________________
         J. Terrence Lanni

                 *                   Director                      October 13, 2000
____________________________________
          Alex Yemenidjian

                 *                   Director                      October 13, 2000
____________________________________
           Scott Langsner

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, GNLV, Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          GNLV, CORP.

                                                           *
                                          By: _________________________________
                                                       Maurice Wooden
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                    Date
              ---------                           -----                    ----

                  *                   President, Chief Operating     October 13, 2000
 ____________________________________  Officer (Principal
            Maurice Wooden             Executive Officer)

                  *                   Executive Vice President and   October 13, 2000
 ____________________________________  Chief Financial Officer
           Robert Kocienski            (Principal Financial and
                                       Accounting Officer)

                  *                   Director                       October 13, 2000
 ____________________________________
          J. Terrence Lanni

                  *                   Director                       October 13, 2000
 ____________________________________
           Alex Yemenidjian

                  *                   Director                       October 13, 2000
 ____________________________________
          Robert H. Baldwin

        /s/ Scott Langsner                                           October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Golden Nugget Aviation Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          GOLDEN NUGGET AVIATION CORP.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President, Chief Operating    October 13, 2000
___________________________________   Officer and Director
         Robert H. Baldwin            (Principal Executive
                                      Officer)

                 *                   Secretary/Treasurer           October 13, 2000
___________________________________   (Principal Financial and
           Scott Langsner             Accounting Officer)

                 *                   Director                      October 13, 2000
___________________________________
         J. Terrence Lanni

                 *                   Director                      October 13, 2000
___________________________________
          Alex Yemenidjian

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Golden Nugget Manufacturing Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          GOLDEN NUGGET MANUFACTURING CORP.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----
                                      President, Chief Operating    October 13, 2000
                  *                    Officer and Director
  ___________________________________  (Principal Executive
           Robert H. Baldwin           Officer)
                  *                   Secretary/Treasurer           October 13, 2000
  ___________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)
                  *                                                 October 13, 2000
  ___________________________________
           J. Terrence Lanni          Director
                  *                                                 October 13, 2000
  ___________________________________
           Alex Yemenidjian           Director

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, LV Concrete Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          LV CONCRETE CORP.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----
                  *                   President, Chief Operating    October 13, 2000
 ____________________________________  Officer and Director
          Robert H. Baldwin            (Principal Executive
                                       Officer)
                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)
                  *                                                 October 13, 2000
 ____________________________________
           J.Terrence Lanni           Director
                  *                                                 October 13, 2000
 ____________________________________
           Alex Yemenidjian           Director

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MAC, Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MAC, CORP.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----
                                      President, Chief Operating    October 13, 2000
                  *                    Officer and Director
  ___________________________________  (Principal Executive
           Robert H. Baldwin           Officer)
                  *                   Secretary/Treasurer           October 13, 2000
  ___________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)
                  *                   Director                      October 13, 2000
  ___________________________________
           J.Terrence Lanni
                  *                   Director                      October 13, 2000
  ___________________________________
           Alex Yemenidjian
                  *                   Director                      October 13, 2000
  ___________________________________
            John T. Redmond

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, The Mirage Casino-Hotel certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MH, INC

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President and Chief           October 13, 2000
____________________________________  Operating Officer and
         Robert H. Baldwin            Director (Principal
                                      Executive Officer)

                 *                   Secretary/Treasurer           October 13, 2000
____________________________________  (Principal Financial and
           Scott Langsner             Accounting Officer)

                 *                   Director                      October 13, 2000
____________________________________
         J. Terrence Lanni

                 *                   Director                      October 13, 2000
____________________________________
          Alex Yemenidjian

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, The Mirage Casino-Hotel certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          THE MIRAGE CASINO-HOTEL

                                                           *
                                          By: _________________________________
                                                      William McBeath
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President and Chief           October 13, 2000
____________________________________  Operating Officer
          William McBeath             (Principal Executive
                                      Officer)

                 *                   Chief Financial Officer and   October 13, 2000
____________________________________  Treasurer (Principal
      Christopher W. Nordling         Financial and Accounting
                                      Officer)

                 *                   Director                      October 13, 2000
____________________________________
         J. Terrence Lanni

                 *                   Director                      October 13, 2000
____________________________________
          Alex Yemenidjian

                 *                   Director                      October 13, 2000
____________________________________
         Robert H. Baldwin

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Mirage Leasing Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MIRAGE LEASING CORP.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President, Chief Operating    October 13, 2000
____________________________________  Officer and Director
         Robert H. Baldwin            (Principal Executive
                                      Officer)

                 *                   Secretary/Treasurer           October 13, 2000
____________________________________  (Principal Financial and
           Scott Langsner             Accounting Officer)

                 *                   Director                      October 13, 2000
____________________________________
         J. Terrence Lanni

                 *                   Director                      October 13, 2000
____________________________________
          Alex Yemenidjian

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MRGS Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MRGS CORP.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President and Chief           October 13, 2000
___________________________________   Operating Officer
         Robert H. Baldwin            (Principal Executive
                                      Officer)

                 *                   Secretary/Treasurer           October 13, 2000
___________________________________   (Principal Financial and
           Scott Langsner             Accounting Officer)

                 *                   Director                      October 13, 2000
___________________________________
         J. Terrence Lanni

                 *                   Director                      October 13, 2000
___________________________________
          Alex Yemenidjian

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Restaurant Ventures of Nevada, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          RESTAURANT VENTURES OF NEVADA, INC.

                                                          *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President, Chief Operating    October 13, 2000
___________________________________   Officer and Director
         Robert H. Baldwin            (Principal Executive
                                      Officer)

                 *                   Secretary/Treasurer           October 13, 2000
___________________________________   (Principal Financial and
           Scott Langsner             Accounting Officer)

                 *                   Director                      October 13, 2000
___________________________________
         J. Terrence Lanni

                 *                   Director                      October 13, 2000
___________________________________
          Alex Yemenidjian

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Treasure Island Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          TREASURE ISLAND CORP.

                                                           *
                                          By: _________________________________
                                                       Scott Sibella
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President and Chief           October 13, 2000
 ____________________________________  Operating Officer
            Scott Sibella              (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Michael Longi              Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
          J. Terrence Lanni

                  *                   Director                      October 13, 2000
 ____________________________________
           Alex Yemenidjian

                  *                   Director                      October 13, 2000
 ____________________________________
          Robert H. Baldwin
        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Beau Rivage Marketing Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          BEAU RIVAGE MARKETING CORP.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President, Chief Operating    October 13, 2000
___________________________________   Officer and Director
         Robert H. Baldwin            (Principal Executive
                                      Officer)

                 *                   Secretary/Treasurer           October 13, 2000
___________________________________   (Principal Financial and
           Scott Langsner             Accounting Officer)

                 *                   Director                      October 13, 2000
___________________________________
         J. Terrence Lanni

                 *                   Director                      October 13, 2000
___________________________________
          Alex Yemenidjian

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Bungalow, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          BUNGALOW, INC.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President, Chief Operating    October 13, 2000
 ____________________________________  Officer and Director
          Robert H. Baldwin            (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
          J. Terrence Lanni

                  *                   Director                      October 13, 2000
 ____________________________________
           Alex Yemenidjian

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Country Star Vegas, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          COUNTRY STAR LAS VEGAS, LLC

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President, Chief Operating    October 13, 2000
 ____________________________________  Officer and Director
          Robert H. Baldwin            (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
          J. Terrence Lanni

                  *                   Director                      October 13, 2000
 ____________________________________
           Alex Yemenidjian

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, DAP Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          DAP CORPORATION

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----
                  *                   President, Chief Operating    October 13, 2000
 ____________________________________  Officer and Director
          Robert H. Baldwin            (Principal Executive
                                       Officer)
                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)
                  *                   Director                      October 13, 2000
 ____________________________________
          J. Terrence Lanni
                  *                   Director                      October 13, 2000
 ____________________________________
           Alex Yemenidjian
        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Egarim, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          EGARIM, INC.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President, Chief Operating    October 13, 2000
 ____________________________________  Officer and Director
          Robert H. Baldwin            (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
          J. Terrence Lanni

                  *                   Director                      October 13, 2000
 ____________________________________
           Alex Yemenidjian

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, GN Marketing Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          GN MARKETING CORP.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President, Chief Operating    October 13, 2000
 ____________________________________  Officer and Director
          Robert H. Baldwin            (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
          J. Terrence Lanni

                  *                   Director                      October 13, 2000
 ____________________________________
           Alex Yemenidjian
        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, GNLV Marketing Corp.--Canada. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          GNLV MARKETING CORP.--CANADA.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President, Chief Operating    October 13, 2000
 ____________________________________  Officer and Director
          Robert H. Baldwin            (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
          J. Terrence Lanni

                  *                   Director                      October 13, 2000
 ____________________________________
           Alex Yemenidjian

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, GNS Finance Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          GNS FINANCE CORP.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President, Chief Operating    October 13, 2000
___________________________________   Officer and Director
         Robert H. Baldwin            (Principal Executive
                                      Officer)

                 *                   Secretary/Treasurer           October 13, 2000
___________________________________   (Principal Financial and
           Scott Langsner             Accounting Officer)

                 *                   Director                      October 13, 2000
___________________________________
         J. Terrence Lanni

                 *                   Director                      October 13, 2000
___________________________________
          Alex Yemenidjian

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Golden Nugget (Asia) Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          GOLDEN NUGGET (ASIA) LTD.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President, Chief Operating    October 13, 2000
 ____________________________________  Officer and Director
          Robert H. Baldwin            (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
          J. Terrence Lanni

                  *                   Director                      October 13, 2000
 ____________________________________
           Alex Yemenidjian

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #30 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MGM ACQUISITION CO. #30

                                                           *
                                          By: _________________________________
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President, Secretary &        October 13, 2000
____________________________________  Treasurer and sole Director
           Scott Langsner             (Principal Executive
                                      Officer & Principal
                                      Financial and Accounting
                                      Officer)

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Golden Nugget Finance Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          GOLDEN NUGGET FINANCE CORP.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President, Chief Operating    October 13, 2000
 ____________________________________  Officer and Director
          Robert H. Baldwin            (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
          J. Terrence Lanni

                  *                   Director                      October 13, 2000
 ____________________________________
           Alex Yemenidjian

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #32 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MGM ACQUISITION CO. #32

                                                           *
                                          By: _________________________________
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President, Secretary &        October 13, 2000
____________________________________  Treasurer and sole Director
             Scott Langsner           (Principal Executive
                                      Officer & Principal
                                      Financial and Accounting
                                      Officer)

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Golden Nugget Marketing Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          GOLDEN NUGGET MARKETING CORP.

                                                         *
                                          By: _________________________________
                                                    Robert H. Baldwin
                                              President and Chief Operating
                                                         Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President, Chief Operating    October 13, 2000
____________________________________  Officer and Director
         Robert H. Baldwin            (Principal Executive
                                      Officer)

                 *                   Secretary/Treasurer           October 13, 2000
____________________________________  (Principal Financial and
           Scott Langsner             Accounting Officer)

                 *                   Director                      October 13, 2000
____________________________________
         J. Terrence Lanni

                 *                   Director                      October 13, 2000
____________________________________
          Alex Yemenidjian

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Golden Nugget Marketing Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          GOLDEN NUGGET MARKETING CORP.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President, Chief Operating    October 13, 2000
 ____________________________________  Officer and Director
            Robert H. Baldwin          (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
              Scott Langsner           Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
            J. Terrence Lanni

                  *                   Director                      October 13, 2000
 ____________________________________
             Alex Yemenidjian

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Golden Nugget Marketing Corp.- Illinois certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          GOLDEN NUGGET MARKETING CORP.-
                                          ILLINOIS

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President, Chief Operating    October 13, 2000
 ____________________________________  Officer and Director
            Robert H. Baldwin          (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
              Scott Langsner           Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
             J. Terrence Lanni

                  *                   Director                      October 13, 2000
 ____________________________________
             Alex Yemenidjian

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MCD Gaming Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MCD GAMING CORP.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President, Chief Operating    October 13, 2000
___________________________________   Officer and Director
         Robert H. Baldwin            (Principal Executive
                                      Officer)

                 *                   Secretary/Treasurer           October 13, 2000
___________________________________   (Principal Financial and
           Scott Langsner             Accounting Officer)

                 *                   Director                      October 13, 2000
___________________________________
         J. Terrence Lanni

                 *                   Director                      October 13, 2000
___________________________________
          Alex Yemenidjian

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Mirage Resorts Entertainment and Sports certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MGM MIRAGE ENTERTAINMENT AND SPORTS

                                                           *
                                          By: _________________________________
                                                       Richard Sturm
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President and Chief           October 13, 2000
___________________________________   Operating Officer
           Richard Sturm              (Principal Executive
                                      Officer)

                 *                   Secretary/Treasurer           October 13, 2000
___________________________________   (Principal Financial and
           Scott Langsner             Accounting Officer)

                 *                   Director                      October 13, 2000
___________________________________
         J. Terrence Lanni

                 *                   Director                      October 13, 2000
___________________________________
          Alex Yemenidjian

                 *                   Director                      October 13, 2000
___________________________________
         Robert H. Baldwin

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, The Mirage-Golden Nugget Hong Kong, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          THE MIRAGE-GOLDEN NUGGET HONG KONG,
                                          LTD.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President, Chief Operating    October 13, 2000
___________________________________   Officer and Director
         Robert H. Baldwin            (Principal Executive
                                      Officer)

                 *                   Secretary/Treasurer           October 13, 2000
___________________________________   (Principal Financial and
           Scott Langsner             Accounting Officer)

                 *                   Director                      October 13, 2000
___________________________________
         J. Terrence Lanni

                 *                   Director                      October 13, 2000
___________________________________
          Alex Yemenidjian

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, The Mirage-Golden Nugget Taiwan, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                       THE MIRAGE-GOLDEN NUGGET TAIWAN, LTD.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President, Chief Operating    October 13, 2000
 ____________________________________  Officer and Director
          Robert H. Baldwin            (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
          J. Terrence Lanni

                  *                   Director                      October 13, 2000
 ____________________________________
           Alex Yemenidjian

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Mirage Hawaii Marketing Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MIRAGE HAWAII MARKETING CORP.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President, Chief Operating    October 13, 2000
___________________________________   Officer and Director
         Robert H. Baldwin            (Principal Executive
                                      Officer)

                 *                   Secretary/Treasurer           October 13, 2000
___________________________________   (Principal Financial and
           Scott Langsner             Accounting Officer)

                 *                   Director                      October 13, 2000
___________________________________
         J. Terrence Lanni

                 *                   Director                      October 13, 2000
___________________________________
          Alex Yemenidjian

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Mirage International certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MIRAGE INTERNATIONAL

                                                           *
                                          By: _________________________________

                                                   Al Faccinto, Jr.
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President, Chief Operating    October 13, 2000
___________________________________   Officer and Director
          Al Faccinto, Jr.            (Principal Executive
                                      Officer)

                 *                   Secretary/Treasurer           October 13, 2000
___________________________________   (Principal Financial and
           Scott Langsner             Accounting Officer)

                 *                   Director                      October 13, 2000
___________________________________
         J. Terrence Lanni

                 *                   Director                      October 13, 2000
___________________________________
          Alex Yemenidjian

                 *                   Director                      October 13, 2000
___________________________________
         Robert H. Baldwin

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Mirage Laundry Services Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MIRAGE LAUNDRY SERVICES CORP.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President, Chief Operating    October 13, 2000
___________________________________   Officer and Director
         Robert H. Baldwin            (Principal Executive
                                      Officer)

                 *                   Secretary/Treasurer           October 13, 2000
___________________________________   (Principal Financial and
           Scott Langsner             Accounting Officer)

                 *                   Director                      October 13, 2000
___________________________________
         J. Terrence Lanni

                 *                   Director                      October 13, 2000
___________________________________
          Alex Yemenidjian

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Mirage Resorts of Maryland, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MIRAGE RESORTS OF MARYLAND, INC.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President, Chief Operating    October 13, 2000
 ____________________________________  Officer and Director
          Robert H. Baldwin            (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
          J. Terrence Lanni

                  *                   Director                      October 13, 2000
 ____________________________________
           Alex Yemenidjian

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Mirage Retail certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MGM MIRAGE RETAIL

                                                           *
                                          By: _________________________________
                                                       Frank Visconti
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President and Chief           October 13, 2000
 ____________________________________  Operating Officer
            Frank Visconti             (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
          J. Terrence Lanni

                  *                   Director                      October 13, 2000
 ____________________________________
           Alex Yemenidjian

                  *                   Director                      October 13, 2000
 ____________________________________
          Robert H. Baldwin

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Mirage Resorts Risk Management certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MIRAGE RESORTS RISK MANAGEMENT

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President, Chief Operating    October 13, 2000
 ____________________________________  Officer and Director
          Robert H. Baldwin            (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
          J. Terrence Lanni

                  *                   Director                      October 13, 2000
 ____________________________________
           Alex Yemenidjian

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #47 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MGM ACQUISITION CO. #47

                                                           *
                                          By: _________________________________
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President, Secretary &        October 13, 2000
____________________________________  Treasurer and sole Director
           Scott Langsner             (Principal Executive
                                      Officer & Principal
                                      Financial and Accounting
                                      Officer)

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #48 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MGM ACQUISITION CO. #48

                                                           *
                                          By: _________________________________
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President, Secretary &        October 13, 2000
____________________________________  Treasurer and sole Director
           Scott Langsner             (Principal Executive
                                      Officer & Principal
                                      Financial and Accounting
                                      Officer)

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, SHCR Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          SHCR Corp.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President, Chief Operating    October 13, 2000
 ____________________________________  Officer and Director
          Robert H. Baldwin            (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
          J. Terrence Lanni

                  *                   Director                      October 13, 2000
 ____________________________________
           Alex Yemenidjian

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, See Saw Sign Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          SEE SAW SIGN CORP.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President, Chief Operating    October 13, 2000
 ____________________________________  Officer and Director
          Robert H. Baldwin            (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
          J. Terrence Lanni

                  *                   Director                      October 13, 2000
 ____________________________________
           Alex Yemenidjian

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Treasure Island Productions, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          TREASURE ISLAND PRODUCTIONS, INC.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President, Chief Operating    October 13, 2000
 ____________________________________  Officer and Director
          Robert H. Baldwin            (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
          J. Terrence Lanni

                  *                   Director                      October 13, 2000
 ____________________________________
           Alex Yemenidjian

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Mirage Advertising, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MGM MIRAGE ADVERTISING, INC.

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President, Chief Operating    October 13, 2000
 ____________________________________  Officer and Director
          Robert H. Baldwin            (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
          J. Terrence Lanni

                  *                   Director                      October 13, 2000
 ____________________________________
           Alex Yemenidjian

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Vidiad certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          VIDIAD

                                                           *
                                          By: _________________________________
                                                     Robert H. Baldwin
                                               President and Chief Operating
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President, Chief Operating    October 13, 2000
 ____________________________________  Officer and Director
          Robert H. Baldwin            (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
          J. Terrence Lanni

                  *                   Director                      October 13, 2000
 ____________________________________
           Alex Yemenidjian

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #54 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MGM ACQUISITION CO. #54

                                                           *
                                          By: _________________________________
                                                       Scott Langsner
                                              President, Secretary & Treasurer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President, Secretary &        October 13, 2000
____________________________________  Treasurer and sole Director
           Scott Langsner             (Principal Executive
                                      Officer & Principal
                                      Financial and Accounting
                                      Officer)

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #55 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MGM ACQUISITION CO. #55

                                                           *
                                          By: _________________________________
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President, Secretary &        October 13, 2000
____________________________________  Treasurer and sole Director
           Scott Langsner             (Principal Executive
                                      Officer & Principal
                                      Financial and Accounting
                                      Officer)

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM ACQUISITION CO. #56 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MGM ACQUISITION CO. #56

                                                           *
                                          By: _________________________________
                                                       Scott Langsner
                                              President, Secretary & Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                           Title                   Date
             ---------                           -----                   ----

                 *                   President, Secretary &        October 13, 2000
____________________________________  Treasurer and sole Director
           Scott Langsner             (Principal Executive
                                      Officer & Principal
                                      Financial and Accounting
                                      Officer)

       /s/ Scott Langsner                                          October 13, 2000
*By: _______________________________
           Scott Langsner
          Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE OPERATIONS, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                          MGM MIRAGE OPERATIONS, INC.

                                                           *
                                          By: _________________________________
                                                        Gary Jacobs
                                               President and Chief Operating
                                                          Officer



   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President and Chief           October 13, 2000
 ____________________________________  Operating Officer
             Gary Jacobs               (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial
            Scott Langsner             and Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
          Robert H. Baldwin

                  *                   Director                      October 13, 2000
 ____________________________________
          J. Terrence Lanni

                  *                   Director                      October 13, 2000
 ____________________________________
           Alex Yemenidjian

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Mirage Restaurant Development, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on October 13, 2000.

                                     MGM MIRAGE RESTAURANT DEVELOPMENT, LLC

                                                        *
                                     By: ______________________________________
                                                   Robert H. Baldwin
                                         President and Chief Operating Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

              Signature                           Title                   Date
              ---------                           -----                   ----

                  *                   President, Chief Operating    October 13, 2000
 ____________________________________  Officer and Director
          Robert H. Baldwin            (Principal Executive
                                       Officer)

                  *                   Secretary/Treasurer           October 13, 2000
 ____________________________________  (Principal Financial and
            Scott Langsner             Accounting Officer)

                  *                   Director                      October 13, 2000
 ____________________________________
          J. Terrence Lanni

                  *                   Director                      October 13, 2000
 ____________________________________
           Alex Yemenidjian

        /s/ Scott Langsner                                          October 13, 2000
 *By: _______________________________
            Scott Langsner
           Attorney-in-fact